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                                                                    Exhibit 10.7

                             PIONEER POLAND UK, L.P.

                          LIMITED PARTNERSHIP AGREEMENT

This Limited Partnership Agreement is made between Pioneer Poland UK Limited, a company incorporated in England whose registered office is at Plumtree Court, London EC4A 4HT, England (hereinafter referred to as the "General Partner"), Pioneer Poland U.K. (Jersey) Limited, a company incorporated in Jersey whose registered office is at La Motte Chambers, St. Helier, Jersey, Channel Islands, JE1 1BJ (hereinafter referred to as the "Original Limited Partner") and those persons named on Schedule A hereto as limited partners (hereinafter referred to collectively as the "Limited Partners" and individually as a "Limited Partner"). Collectively, the General Partner and the Limited Partners are sometimes referred to as the "Partners".

INTRODUCTION:

(A) Pursuant to an agreement dated 5 January 1995 (the "Original Agreement"), the General Partner and the Original Limited Partner established a limited partnership (the "Partnership") under the name Pioneer Poland UK, L.P. to carry on the business of investing in equity and equity related securities issued by companies operating primarily in the Republic of Poland and otherwise to participate in Pioneer Poland Fund which is to be established in accordance with the Confidential Private Placement Memorandum of Pioneer Poland Fund dated 21 March 1994 as it has been amended and supplemented by a Supplement dated 2 December 1994, and a further Supplement dated 10 January 1995 and as it may be further amended or supplemented from time to time.

(B) On 9 January 1995, the Partnership was registered by the Registrar of Companies for England and Wales (the "Registrar of Companies") with No. LP 4781 as a limited partnership in England under the Limited Partnerships Act 1907 (the "Act").

(C) Subscriptions to the Partnership have been sought from the parties who are named in Schedule A hereto and who have agreed to become limited partners in the Partnership by signing a subscription agreement.

(D) The parties hereto desire to amend the Original Agreement so that the terms of the Partnership will henceforth be as set out herein.

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TERMS:

1.    GENERAL PROVISIONS

1.01. Name of the Partnership

      The name of the Partnership shall continue to be Pioneer Poland UK, L.P., or shall be such other name as the General Partner may from time to time determine. The General Partner shall file or cause to be filed on behalf of the Partnership details of all changes in the partnership name as may from time to time be required by law. The General Partner shall notify each Limited Partner of any change in the name of the Partnership.

1.02. Formation and Continuation

      This Partnership is a limited partnership and has been registered under the Act with the intention that it shall continue as a limited partnership under English law in accordance with the Act. The General Partner shall forthwith after execution hereof deliver to the Registrar of Companies a statement in the required form of all changes in the Partnership effected by or reflected in this Agreement and shall at all times in the future whenever necessary forthwith deliver to the Registrar of Companies all such statements and particulars concerning the Partnership as may from time to time be required by law. During the term of this Agreement the General Partner shall at all times use all reasonable endeavours to ensure that the Partnership continues to be a limited partnership under English law.

1.03. Business of the Partnership; Investment Objective and Policies.

      (a) The Partnership is one of a series of partnerships which have been organized under English law or the laws of Delaware, United States, or may in the future be organized under English law or under the laws of any other jurisdiction to invest in securities of issuers doing business primarily in Poland, as set forth in a Confidential Private Placement Memorandum dated 21 March 1994 as it has been and as it may be supplemented from time to time (the "Memorandum"), the investments of which are being jointly managed pursuant to a Joint Management Agreement (the "Joint Management Agreement") of even date herewith by Pioneering Management (Jersey) Limited, as manager (the


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            "Manager") (as so jointly managed, the Partnership and such other partnerships are hereafter collectively referred to as the "Fund", and the other partnerships comprising the Fund are hereinafter referred to as the "Other Fund Entities"). It is the intention of the Partners that the investment portfolio of the Partnership be identical (as a percentage of net asset value) with the investment portfolios of the Other Fund Entities. Notwithstanding the foregoing, the relationship created among the Partnership and the Other Fund Entities by the Joint Management Agreement is one of contract only, and not of a partnership or joint venture, and does not create an entity of any kind, and neither the Partnership nor any Other Fund Entity shall have the right to bind or act for the other in any way whatsoever. Further, notwithstanding that the Partnership and the Other Fund Entities are separate and distinct entities and that the rights and obligations of the Partners are governed by the terms of this Agreement and the Act, the Partners have agreed that certain matters relating to the investment decisions of the Manager pursuant to the Joint Management Agreement shall be subject to the approval of specified percentages of the Partners and the partners of the Other Fund Entities on an aggregate basis as specified in Article 4 hereof.

            Subject to the foregoing, the business of the Partnership (the "Investment Objective") shall principally be to buy, sell, hold and otherwise invest in and deal with unlisted equity and equity related securities primarily of non-state-owned companies whose principal operations, headquarters, assets, sources of revenue or profits are in the Republic of Poland or which, in the judgment of Pioneer Investment Poland, as advisor for the Partnership (the "Advisor"), may benefit significantly from their commercial activities in Poland, and to engage in any other activities incident to or related to any of the foregoing.

            The investment policies of the Partnership (the "Investment Policies") are as follows:

            (i) The Partnership will invest only in equity and equity related securities of issuers which are incorporated in or which have their principal operations in Poland (which are not more than


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                  49% directly or indirectly owned by a government), or those issuers meeting the criteria set forth in paragraph (iii) below, or Polish public sector enterprises which are participating in the Polish Government's privatisation programme, including the Mass Privatisation Programme, or implementing a programme to achieve private ownership and control, or which will be privatised as a result of the investment by the Partnership (collectively, "Polish Issuers"); provided, that the Partnership will endeavour to invest in enterprises which limit the liability of investors therein to their invested capital;

            (ii) Investments will be used to acquire interests in portfolio companies, to finance and implement restructuring programmes or to finance specific projects or investment programmes for the creation, modernisation or working capital requirements of portfolio companies;

            (iii) All portfolio companies must be based in Poland, or in another member country of the European Bank for Reconstruction and Development (the "EBRD") in which case the business objectives (but not necessarily all business relations) of such companies must be exclusively restricted to investments in Poland;

            (iv) The Partnership will not invest in enterprises whose primary business is (x) arms manufacturing or other military-related activities, (y) manufacture of tobacco products or hard spirits, or (z) operation of casinos or other gambling facilities;

            (v)   The Partnership will not be involved in hostile bids; and

            (vi) Pending investment in portfolio companies or distribution of proceeds to Partners, the Partnership may hold cash and investment grade money market instruments denominated in currencies free from internal or external mandatory conversion requirements or in financial instruments of the EBRD or in obligations backed by the full faith and


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                  credit of the United States of America or of Poland; and

            (vii) the Partnership will invest only in enterprises whose legal form of organization is designed to limit the liability of investors to the amount of capital invested; however, each Partner acknowledges that, under certain circumstances, the Partnership could be liable for an amount greater than the amount invested, because under Polish law, an investor in a "limited liability company" is potentially liable for unpaid taxes of the company in a proportion equal to such investor's share in profits of the company.

      (b)   In addition to any consents which may be required pursuant to
            Section 4.02 hereof, the Partnership shall not:

                  (x) modify the Investment Objective, or any of the Investment Policies or Investment Restrictions;

                  (y) make any investments other than in accordance with the Environmental Procedures attached hereto as Exhibit A, and no investments may be made in companies which are engaged in activities listed on the Environmental Exclusion List attached hereto as Exhibit B (provided that in the event the EBRD no longer owns Interests in the Partnership or any of the Other Fund Entities, such Environmental Procedures may be modified by a majority of the members of the Oversight Board (as defined in the Joint Management Agreement)); or

                  (z) amend any of the Fund Documents (as defined below), except amendments which, in the reasonable judgment of the Manager, (A) are required by law; (B) are administrative in nature; or (C) are required for tax reasons.

      (c) For purposes of this Agreement, "Fund Documents" means: (i) this Agreement; (ii) the Limited Partnership Agreement of Pioneer Poland U.S., L.P.; (iii) the Joint Management Agreement; (iv) the


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            Advisory Agreement between the Manager and the Advisor; (v) the
            Administration Agreement to be entered into by the General Partner and Coopers & Lybrand, London (the "Administrator"), pursuant to which the Administrator will maintain the books and records of the General Partner; and (vi) the Administration Agreement to be entered into between the Manager and Abacus Asset Management Ltd. pursuant to which Abacus Asset Management Ltd. will maintain the books and records of the Manager.

      (d) The partnership will annually prepare and make available to each Limited Partner an environmental report on the implementation of the Environmental Procedures, which shall, in particular, provide information on the following:

                  (i) the integration of the Environmental Procedures into the investment process;

                  (ii) the use of local environmental consultants in the implementation of the Environmental Procedures;

                  (iii) the on-going monitoring of the environmental aspects of investments;

                  (iv) the screening processes applied to the environmental risks and liabilities of investments;

                  (v) adverse publicity or comment, if any, including complaints made to the Partnership concerning the environmental aspects of particular investments, together with a description of how these issues have been addressed; and

                  (vi) a report on problems or difficulties encountered in carrying out the Environmental Procedures;

            provided, that the Partnership shall not be required to prepare or make available such report at any time that the EBRD does not own any Interest in the Partnership or any Other Fund Entities.


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1.04. Place of Business of the Partnership

      The principal place of business of the Partnership shall be located at the offices of Bear Stearns International Limited at One Canada Square, London, E14 5AD, ENGLAND. The General Partner may, at any time and from time to time, change to another location in England the location of the Partnership's principal place of business, upon written notice of such change to the Limited Partners and the appropriate regulatory authorities in the United Kingdom and Jersey, Channel Islands, and may establish such additional place or places of business of the Partnership as it may from time to time determine.

1.05. Duration of the Partnership

      The Partnership commenced 9 January 1995 on which day the General Partner delivered to the Registrar of Companies the statement required by Section 8 of the Act in accordance with the Act, and shall continue until terminated in accordance with Section 7 hereof.

1.06. Partners' Names and Addresses

      The names and addresses of the Partners are set forth on Schedule A hereto.

1.07. Title to Partnership Property

      All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more corporations, partnerships, trusts or other entities.

1.08. Certificate of Limited Partnership

      Except as otherwise provided herein, the General Partner shall not be obliged to deliver or mail copies of the Partnership's Certificate of Registration or any certificate of amendment thereto or cancellation thereof to the Limited Partners. Such documents will be available for inspection by any Limited Partner or its agent at the offices of the Partnership as described in Section 1.04 hereof.


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1.09. Representation and Warranties of the General Partner

      The General Partner represents, warrants and covenants to each Limited Partner that:

      (a) All action required to be taken by the General Partner and the Partnership as a condition to the issuance of the Interests subscribed for by the Limited Partners has been taken; the Interest in the Partnership of each Limited Partner represents a duly and validly issued interest in the Partnership and, subject to the registration of the changes in the Partnership (effected by this Agreement) pursuant to, and in compliance with, the Act, each Limited Partner of the Partnership is entitled to all the benefits of a Limited Partner under this Agreement and all the benefits of a "limited partner" under the Act;

      (b) This Agreement has been duly authorised, executed and delivered by the General Partner and constitutes the valid and legally binding agreement of the General Partner;

      (c) Save for registration under the Act and except for those which have been obtained prior to the date hereof, no consent, approval or authorisation of, or filing, registration or qualification with, any court or governmental authority on the part of the General Partner or the Partnership is required for the execution and delivery of this Agreement by the General Partner, the performance of its or the Partnership's obligations and duties hereunder, or the issuance of Interests in the Partnership as contemplated hereby, except any thereof which may be required of the Partnership solely by virtue of the nature of any Limited Partner;

      (d) The General Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, nor, to the best of its knowledge, is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the General Partner or the Partnership or impair the


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            General Partner's ability to carry out its obligations under this
            Agreement;

      (e) There is no litigation, investigation or other proceeding pending or, to the knowledge of the General Partner, threatened against the General Partner or the Partnership and to the knowledge of the General Partner, there is no litigation, investigation or other proceeding pending or threatened against its affiliates, which is reasonably expected to have a material adverse effect on the business or financial condition of the General Partner or the Partnership.

2.    CAPITAL CONTRIBUTIONS; PROFITS AND LOSSES

2.01. Capital Contributions

      (a) The Partnership has, with effect from the date hereof, admitted as Limited Partners those subscribers listed on Schedule A hereto, for the number of units set forth opposite their names on Schedule A. In addition, the General Partner has subscribed for the number of units set forth opposite its name on Schedule A. Each unit subscribed for by a Partner is hereinafter referred to as an "Interest", and the product of the purchase price per Interest and the number of Interests being subscribed for by a Partner is referred to as the Partner's "Subscribed Capital". Each of the Partners has contributed to the capital of the Partnership on the date hereof an amount equal to 25% of the Partner's Subscribed Capital the "First Instalment of Subscribed Capital"). Each of the Limited Partners hereby assigns by way of security to the General Partner, who shall hold same on behalf of the Partners from time to time (other than the assigning Partner), its interest in the Interests being subscribed for as security for its obligation to contribute the remaining balance of the Subscribed Capital pursuant to the terms hereof.

      (b) Not more than 30 days after the delivery by the General Partner to the Limited Partners of notice from the General Partner (the "Second Instalment Notice") to the effect that (i) at least 80% of the collected First Instalment of Subscribed Capital of all Partners has been committed to investments in


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            Polish Issuers, and (ii) 100% of any Total Drawndown Capital which had been returned to the Partnership following the disposition of an investment in Polish Issuers has been reinvested or committed to investments in Polish Issuers or distributed or otherwise paid to the Partners or their affiliates, each of the Partners shall contribute an additional amount (the "Second Instalment of Subscribed Capital") equal to twenty-five per cent (25%) of that Partner's Subscribed Capital to the capital of the Partnership; provided, however, that no such Second Instalment of Subscribed Capital shall be payable if the Second Instalment Notice shall not have been delivered to the Limited Partners prior to the third anniversary of the date hereof (the "Commitment Termination Date").

            Not more than 30 days after the delivery by the General Partner to the Limited Partners of notice from the General Partner (the "Third Instalment Notice") to the effect that (i) at least 80% of the collected First Instalment of Subscribed Capital and the collected Second Instalment of Subscribed Capital of all Partners have been committed to investments in Polish Issuers, and (ii) 100% of any Total Drawndown Capital which had been returned to the Partnership following the disposition of an investment in Polish Issuers has been reinvested or committed to investments in Polish Issuers or distributed or otherwise paid to the Partners or their affiliates, each of the Partners shall contribute an additional amount (the "Third Instalment of Subscribed Capital") equal to twenty-five per cent (25%) of that Partner's Subscribed Capital to the capital of the Partnership; provided, however, that no such Third Instalment of Subscribed Capital shall be payable if the Third Instalment Notice shall not have been delivered to the Limited Partners prior to the Commitment Termination Date.

            Not more than 30 days after the delivery by the General Partner to the Limited Partners of notice from the General Partner (the "Fourth Instalment Notice") to the effect that (i) at least 80% of the collected First Instalment of Subscribed Capital, the collected Second Instalment of Subscribed Capital and the collected Third Instalment of Subscribed Capital of all Partners have been


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            committed to investments in Polish Issuers, and (ii) 100% of any
            Total Drawndown Capital which had been returned to the Partnership following the disposition of an investment in Polish Issuers has been reinvested or committed to investments in Polish Issuers or distributed or otherwise paid to the Partners or their affiliates, each of the Partners shall contribute an additional amount (the "Fourth Instalment of Subscribed Capital") equal to twenty-five per cent (25%) of that Partner's Subscribed Capital (being the balance of that Partner's Subscribed Capital) to the capital of the Partnership; provided, however, that no such Fourth Instalment of Subscribed Capital shall be payable if the Fourth Instalment Notice shall not have been delivered to the Limited Partners prior to the Commitment Termination Date. For purposes of this Section 2.01, the total amount, at any time, of Subscribed Capital actually contributed by a Partner to the partnership shall be that Partner's "Drawndown Capital," and the aggregate Drawndown Capital of all of the Partners shall be the "Total Drawndown Capital" of the Partnership.

      (c) If any Limited Partner fails to contribute the Second Instalment of Subscribed Capital, the Third Instalment of Subscribed Capital, or the Fourth Instalment of Subscribed Capital on or before the date when such amount is due and payable, such Limited Partner (a "Defaulting Partner") shall be deemed to be in default hereunder, and the General Partner shall have all legal rights and remedies, on behalf of the Partnership, available at law or in equity to collect such amount from the Defaulting Partner. In addition, the General Partner shall have the option, exercisable as hereinafter provided,
            (i) to initiate the bid process described in Section 2.01(d), or
            (ii) to terminate the obligation of the Defaulting Partner to make further installments of Subscribed Capital and to cancel such Defaulting Partner's Interests. Notwithstanding whether either such option is exercised, so long as a Defaulting Partner remains in default, it (x) shall have no right to receive any cash distributions, and all such distributions in respect of the Interests held by such Defaulting Partner may be applied against such unpaid obligations, (y) shall not be entitled to exercise any voting rights, and (z) shall not have the right to inspect the books of account specified in


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            Section 5.01 hereof. For purposes hereof, any partial payment by a
            Limited Partner on account of its obligation to make the Second Instalment of Subscribed Capital, Third Instalment of Subscribed Capital or Fourth Instalment of Subscribed Capital shall be allocated pro rata to all of the Interests owned by such Limited Partner. In the event the General Partner exercises the option set forth in clause (ii) above, the amount then contained in the Defaulting Partner's Capital Account shall be allocated among the Non-Defaulting Partners (defined below) in proportion to their respective number of Interests in the Partnership.

      (d) The option granted in paragraph (c) (i) above may be exercised by the General Partner, by giving notice to that effect to the Defaulting Partner, at any time within one hundred and eighty (180) days after the due date for payment of the Instalment that the Defaulting Partner failed to pay. After the expiration of ten business days following the date on which the General Partner has given such notice, the Defaulting Partner may not cure his default without the consent of the General Partner. Following the expiration of such 10-day period, the General Partner shall use all reasonable endeavours to notify each other Partner who is not in default hereunder (a "Non-Defaulting Partner") that they may, within 30 days after the date of the aforesaid notice to the Defaulting Partner, submit to the General Partner a written bid to purchase all or any portion of the Interests of the Defaulting Partner (but not less than one Interest unless the Defaulting Partner holds less than one Interest, in which case any bid shall be for not less than the entire amount of the portion of an Interest held by the Defaulting Partner). Within 10 business days after the expiration of such period for submitting bids, the General Partner shall determine the highest bids received from the Non-Defaulting Partners (the "LP Purchasers"); provided, that if no bids are submitted during such period or if no bid is submitted which provides for payment to the Defaulting Partner of an amount in excess of 75% of the Drawndown Capital actually paid to the Partnership by the Defaulting Partner with respect to the Interests of the Defaulting Partner, then the General Partner shall be entitled to purchase such Interests by paying to the Defaulting Partner an amount equal to 75% of the Drawndown Capital


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            actually paid to the Partnership by the Defaulting Partner with respect to such Interests. The purchaser(s) of such Interests, whether the General Partner or one or more LP Purchasers, shall also undertake to make to the Partnership the additional capital contributions, if any, required to be made by the Defaulting Partner on account of such Interests (including the instalment of Subscribed Capital that the Defaulting Partner failed to pay) to the extent that such additional amounts have not been paid by the Defaulting Partner. In the event one or more Non-Defaulting Partners submit identical bids which would have been sufficient to purchase Interests pursuant to the terms hereof but for the fact that multiple bids were received, each at the same offer price and for the same number of Interests, the Interests of the Defaulting Partner which would otherwise have been purchased by them shall be allocated among them in proportion to their respective number of Interests in the Partnership. In the event one or more Non-Defaulting Partners submit bids which would have been sufficient to purchase Interests pursuant to the terms hereof but for the fact that multiple bids were received, each for a different number of Interests but at the same per-Interest offer price, then, the Interests of the Defaulting Partner available for purchase hereunder shall be allocated among such bids so that the bid for the largest number of Interests is satisfied before any other such bid and the remaining bids are satisfied so that the larger bids are satisfied before the smaller bids.

      (e) The closing of the acquisition of the Interests of the Defaulting Partner by the General Partner or the LP Purchasers, as the case may be, shall occur on the 15th day after the expiration of the 30-day period for submitting bids or on the first business day after such 15th day. The closing shall occur at the offices of the Partnership or at such other place as shall be agreed upon by the General Partner or the LP Purchaser, as the case may be, and the Defaulting Partner. At such closing, the General Partner or the LP Purchaser, as the case may be, shall pay to the Defaulting Partner the purchase price for the Interests of the Defaulting Partner as described in paragraph (d) above, and the Defaulting Partner (or the General Partner acting as attorney for the Defaulting Partner



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            pursuant to the power of attorney granted by each Limited Partner in paragraph (f) below) shall execute and deliver such agreements, instruments and other documents as are necessary to transfer to the General Partner or the LP Purchaser, as the case may be, all of the Defaulting Partner's right, title and interest in and to the Defaulting Partner's Interests in the Partnership, free and clear of all liens, encumbrances and restrictions, other than liens, encumbrances and restrictions imposed under the terms of this Agreement.

      (f) Each Limited Partner, by its acquisition of Interests, constitutes and appoints the General Partner, and its duly authorised representatives acting alone, and any person or entity which becomes a substitute or additional General Partner of the Partnership, its agent and attorney for the purpose of executing and delivering any and all agreements, instruments and other documents necessary to convey such Limited Partner's Interests in the Partnership to the Partnership pursuant to Section 2.01(c) above or to the purchaser thereof pursuant to Section 2.01(d), which power of attorney, being coupled with an interest, is irrevocable and shall survive the death, dissolution or incapacity of any Limited Partner.

      (g) Notwithstanding anything in this Section 2.01 to the contrary, the obligations of the Defaulting Partner to the Partnership to make additional capital contributions shall not be extinguished by the existence of the option to purchase its Interest described in
            Section 2.01(d) above or by the exercise of such option, but only by, and to the extent of, the payments made in the Defaulting Partner's place by any purchaser or purchasers of such Interest and the Partnership may proceed to collect any amount due from the Defaulting Partner as and when due, together with interest thereon from the date for payment stated herein at an annual rate equal to the three-month LIBOR rate plus 5%, but not exceeding the maximum rate permitted by law, and all costs and expenses of collection incurred by the Partnership (including reasonable legal fees and disbursements). The obligations of the Defaulting Partner to the Partnership to make additional capital contributions shall be extinguished by the exercise


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            of the option described in Section 2.01(c) (ii) above.

      (h) The rights granted to the Partners in this Section 2.01 are in addition to, and not in lieu of, the rights held by the Partnership by virtue of the assignment, by way of security, of interests referred to in Section 2.01(a).

      (i) Until the first anniversary of the date of this Partnership Agreement, the General Partner is authorised to accept subscriptions for the sale of additional Interests and to admit, at any time or from time to time, such subscribers as additional Partners; provided that (i) the aggregate number of Interests in the Partnership and in the Other Fund Entities shall not exceed 200; (ii) each Interest (other than an Interest for which an investor has committed to subscribe prior to the date of this Agreement) shall be sold for a capital commitment equal to such amount as shall be determined by a majority of the Oversight Board (provided, however, that the minimum capital commitment shall not be less than $500,000 (except for Interests purchased by investors with agreements to pay either a reduced or no placement fee, in which cases the minimum capital commitment shall be $485,000 plus the placement fee, if any, to be paid)); provided, that the General Partner may accept subscriptions for fractional Interests as long as the minimum capital commitment of any subscriber is no less than $100,000; (iii) the number of Partners of the Partnership will not as a result ever exceed twenty (and any attempted admission which would result in there being more than twenty Partners shall be void and ineffectual and shall not bind the Partnership or the General Partner); (iv) such acceptance of such subscriptions shall at all times only be made if lawful and permitted under the laws of the United Kingdom and in the manner required by the laws of the United Kingdom; and (v) in no event shall any subscriber be admitted as a Limited Partner if such subscriber has received the Memorandum (or a subscription agreement relating to Interests or this Agreement or any other document connected with or relating to the Fund) in or from the United Kingdom or from or through any intermediary or other person in the United Kingdom, unless the subscriber is a person to whom the Memorandum may be passed or issued under Section 76(2) of the

            United Kingdom Financial Services Act 1986 or the United Kingdom Financial Services (Promotion of Unregulated Schemes) Regulations 1991 and is a person of the kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988, is otherwise a person to whom an unapproved investment advertisement may lawfully be issued or passed on, or is an exempted person under the Financial Services Act 1986. The General Partner may establish additional limited partnerships under the Act, which shall be Other Fund Entities (as defined herein), as it may consider necessary to enable further parties to take part in the investment scheme directed by the Manager or to enable the transfer of Interests in the Partnership if, without the establishment of such additional partnership(s), any further parties joining the Partnership or any such transfer would cause the Partnership to have more than twenty Partners.

      (j) Each additional Partner shall become a party to this Agreement by signing (or by authorizing his duly appointed attorney to sign) such number of counterpart signature pages to this Agreement and such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. Upon admission to the Partnership, each additional Partner shall contribute such Partner's First Instalment of Subscribed Capital (and any other instalment of Subscribed Capital as shall then have been required of the other Partners).

      (k) The General Partner (or its affiliates) has advanced certain organisational and offering expenses amounting in value to $_______, which expenses shall be considered, pursuant to Section 4.02(a)
            (vii) below, to be a cash contribution in satisfaction of the General Partner's obligation to contribute such amount to the capital of the Partnership under this Agreement (provided that any such organisational and offering expenses which exceed the foregoing amount shall be payable in cash to the General Partner pursuant to
            Section 4.02(a) (vii) below). Upon the admission of additional Partners pursuant to Section 2.01(i) above, the General Partner shall contribute such additional amounts of cash, so that, following the admission of such Partners, the Capital Account of the General Partner is equal to at least 1% of the Capital
            Accounts of all of the Partners.

      (l) No interest shall accrue on any contributions to the capital of the Partnership, and no Partner shall have the right to withdraw or to be repaid any capital contributed by such Partner or to receive any other payment in respect of such Partner's Interest in the Partnership, except as otherwise specifically provided in this Agreement.

      (m) Each Limited Partner hereby constitutes and appoints the General Partner, as such Limited Partner's agent and attorney for the purpose of (i) executing, delivering and filing such agreements, certificates and other instruments as any of said attorneys shall deem necessary or appropriate in order to offer and issue Interests in the Partnership and to admit subscribers therefor into the Partnership as Limited Partners, and (ii) preparing a Schedule A to this Agreement, and such amendments to such Schedule A as may be necessary or appropriate from time to time, to reflect the admission of the Partners to the Partnership and the agreed upon amounts of their respective capital contributions. Such Schedule A, or any amendments thereto as aforesaid, when prepared by any of said attorneys, shall be deemed a part of this Agreement and incorporated herein by reference, as of the effective date of such Schedule A or amendment thereto, to the same extent as if attached hereto and incorporated herein by this reference on the date hereof. The General Partner shall provide each Partner with a copy of each amendment to Schedule A, but only if such Partner is a Partner immediately before and after the time of such amendment, and, upon request, shall provide to any Partner a copy of each instrument executed by the General Partner pursuant to clause (i) above. The power of attorney contained in this Section 2.01(m) is coupled with an interest and, therefore, is irrevocable. This power of attorney shall survive the death, dissolution or incapacity of any Partner.

2.02. Certain Definitions

      For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

      (a) "Net Profits" and "Net Losses" mean the income or loss, as the case may be, determined in accordance with the accounting principles utilised by the Fund.

      (b) "Fiscal Period" means each twelve-month period (or portion thereof, with respect to any partial year) ending on 31 December of any year of the Partnership's existence.

2.03. Capita1 Accounts

      A separate account (a "Capital Account") shall be maintained for each Partner, to which (a) there shall be credited (i) the amount of money and the fair market value of any property (net of related liabilities, such as commissions payable to Bear, Stearns & Co. Inc. (the "Placement Agent")) contributed by the Partner to the Partnership, and (ii) the Partner's share of income or gain (or items thereof) of the Partnership, and (b) there shall be charged (i) the amount of money and the fair market value of any property (net of related liabilities) distributed to the Partner by the Partnership and (ii) the Partner's share of loss and deduction (or items thereof) of the Partnership.

      Net Profits and Net Losses shall be allocated to and among the Partners in the proportions which their respective Capital Accounts bear to one another.

2.04. Allocations Upon Transfer or Admission

      In the event that a Partner acquires an Interest in the Partnership either by transfer from another Partner or by acquisition from the Partnership, all Net Profits and Net Losses of the Partnership arising prior to or in connection with such acquisition or transfer shall be allocated among the Partners without giving effect to such acquisition or transfer. All other Net Profits and Net Losses of the Partnership shall be allocated among the Partners after giving effect to such acquisition or transfer.

3.    DISTRIBUTIONS

3.01. Distributions of Partnership Cash During the Partnership Term

      (a) For purposes of this Agreement, "Distributable Cash" means, with respect to any Fiscal Period, the excess of all cash receipts of the Partnership, including income earned on investments, sales of assets and any and all other sources, including amounts released from reserves, over the sum of the following amounts:

            (i) expenses of the types which are to be borne by the Partnership pursuant to Section 4.03 and all fees payable by the Partnership;

            (ii) payments of interest, principal and premium under any indebtedness of the Partnership;

            (iii) amounts set aside as reserves by the General Partner as necessary to meet the current or anticipated future needs of the Partnership (including follow-on investments);

            (iv) at the election of the General Partner, proceeds from the sale of investments in Polish Issuers prior to the Commitment Termination Date representing a return to the Partnership of Drawndown Capital;

            (v) prior to the fifth anniversary of the date hereof, amounts representing Drawndown Capital which has not yet been invested in Polish Issuers; and

            (vi) payments for fees and expenses incurred in connection with the organisation of the Partnership and the sale of Interests therein.

      (b) Following the first anniversary of the date of this Agreement, Distributable Cash shall be distributed to and among the Partners in proportion to their respective number of Interests in the Partnership, at such times and in such amounts as shall be determined by the General Partner (but not less than annually).

4.    MANAGEMENT

4.01. Authority of the General Partner

      Except as otherwise expressly provided in this Agreement or by law, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner. The General Partner shall have the exclusive right and full authority to manage, conduct and operate the Partnership business on the terms and conditions described herein. Notwithstanding the foregoing, the General Partner shall not take any actions on behalf of the Partnership, or cause the Partnership to take any actions (other than with respect to matters which are applicable to the Partnership and the Partners hereof because of laws, rules and regulations applicable to the Partnership and its Partners which are not so applicable to the Other Fund Entities or the partners thereof (including the Act or any portions thereof)), unless the same actions shall have been duly authorised and taken by, or on behalf of, the Other Fund Entities and are reasonably necessary or advisable to carry out the purposes of the Partnership.

      The execution of any agreement, certificate or other document by the General Partner on behalf of the Partnership shall be sufficient to legally bind the Partnership with respect to its dealings with third parties. Specifically, but not by way of limitation, but subject to the restrictions set forth in the Joint Management Agreement and in this Agreement, the General Partner shall be authorised in the name and on behalf of the Partnership:

      (a) To use Partnership assets to buy, sell, hold and otherwise invest in and deal with securities and short-term investments, and in options and other rights with respect to the foregoing;

      (b) To employ one or more custodians of the assets of the Partnership and authorise such custodians to employ subcustodians and agents to deposit all or any part of such assets in a system or systems for the central handling of securities or with such other person or persons as the General Partner may determine, and to pay such fees, expenses, salaries, wages and other compensation to such custodians and subcustodians as it shall in its sole discretion determine necessary, desirable or appropriate;

      (c) To effect transactions in securities owned by the Partnership with such broker-dealers as the General Partner may deem appropriate;

      (d) Subject to Section 4.02(b)(vi) hereof, to buy, sell and deal in all types of foreign currencies, foreign exchange and derivative securities thereof;

      (e) To employ such other agents, employees, accountants, attorneys, consultants and other persons (including Bear Stearns International Limited, the Manager and the Advisor), which may be affiliated with the General Partner, reasonably necessary or appropriate to carry out the business and affairs of the Partnership, and, subject to
            Section 2 of the Joint Management Agreement, to cause the Partnership to pay such fees, expenses, salaries, wages and other compensation to such persons as shall reasonably be necessary, desirable or appropriate;

      (f) To execute, deliver and perform such contracts, agreements, documents and other instruments as it may deem reasonably necessary, appropriate or incidental to the accomplishment of the purposes of the Partnership or the conduct of its business;

      (g) To make any and all other expenditures which are reasonably necessary or appropriate in connection with the management of the affairs of the Partnership and the carrying out of its obligations and responsibilities under this Agreement;

      (h) To acquire property, real or personal, as is reasonably necessary or appropriate for the conduct of the Partnership's business and to sell, exchange, or otherwise dispose of all or any part of the Partnership's property;

      (i) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favour of or against the Partnership; provided that the General Partner shall notify the Limited Partners of any material arbitrations, prosecutions or compromises made by the General Partner;

      (j) To take any lawful action of any nature whatsoever necessary to offer and sell limited partnership interests in the Partnership as permitted by Section 2.01(i) above;

      (k) To vote, give assent and otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the securities and other assets of the Partnership; and execute and deliver proxies or powers of attorney to such person or persons as the General Partner shall deem proper, granting to such person or persons such power and discretion with respect to such securities or other assets as the General Partner shall deem proper;

      (1) To exercise powers and rights which in any manner arise out of ownership of securities, including without limitation subscription rights;

      (m) To hold any security or other assets in a form not indicating any particular owner, whether in bearer, unregistered or other negotiable form, or in the name of the Partnership, a custodian, subcustodian or other depositary or a nominee or nominees;

      (n) To join with other security holders in acting through a committee, depository, voting trust or otherwise, and, in connection therewith, deposit any security with, or transfer any security to, any such committee, depository or trustee, and delegate to any person or persons such power and authority with respect to any security (whether or not so deposited or transferred) as the General Partner shall deem proper, and pay such portion of the expenses and compensation of such committee, depository or trustee as the General Partner shall deem proper;

      (o) To compromise the obligation of a Partner to make a contribution to the capital of the Partnership or to return to the Partnership money or other property paid or distributed to such Partner;

      (p) To establish and maintain reserves for such purposes and in such amounts as is reasonably necessary and appropriate from time to time; and

      (q) To exercise all powers and authority granted by the Act to general partners, except as otherwise provided in this Agreement.

      With respect to all of its obligations, powers and responsibilities under this Agreement, the General Partner is authorised to execute and deliver, for and on behalf of the Partnership, such instruments and agreements as are reasonably necessary, all on such terms and conditions as are reasonably necessary.

4.02  Restrictions on the Authority of the General Partner

      (a)   The General Partner shall not:

            (i) do any act in contravention of this Agreement or the restrictions set forth in the Joint Management Agreement;

            (ii) possess or assign rights in specific Partnership property other than for a Partnership purpose;

            (iii) admit a person or entity as a Partner, except as provided in this Agreement;

            (iv) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

            (v) knowingly perform any act, or cause the Partnership to perform any act, which would result in the Partnership being classified as an investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act");

            (vi) charge or pay, or cause the Partnership to charge or pay, any commission with respect to the offer or sale of Interests, other than as contemplated by the Memorandum;

            (vii) other than up to $600,000 payable in the aggregate to the
                  General Partner and the general partner(s) of the Other Fund Entities (or their affiliates) in reimbursement of certain organisational and offering expenses (reduced pro rata to the extent the aggregate number of Interests sold in the Partnership and in the Other Fund Entities prior to the first anniversary of the date hereof is less than 100), cause the Partnership to reimburse the General Partner or any of its affiliates for organisational or offering expenses, or the salaries, benefits and other compensation costs of its employees or its rent and other overhead costs, including utilities or telephone but excluding travel costs incurred specifically on behalf of the partnership; or

            (viii) cause the Partnership to make any loan to the General Partner or any affiliate of the General Partner.

      (b) Without the agreement of the Partners and the partners of the Other Fund Entities who collectively own a majority of the aggregate number of Interests in the Partnership and in the Other Fund Entities (for purposes of this Section 4.02(b), each unit owned by a partner of any Other Fund Entities shall also be deemed to be an Interest, and such number of Partners and partners of Other Fund Entities is hereinafter referred to as a "Majority-in-Interest of the Fund's Partners"), the Partnership shall not and accordingly the General Partner shall not:

            (i) issue senior securities (including borrowing money from banks), except borrowings, denominated in Polish currency and for short term operating purposes only, in amounts outstanding at any one time not to exceed, prior to the Commitment Termination Date, 10% of the Subscribed Capital of the Partnership and thereafter, 10% of the Total Drawndown Capital of the Partnership (measured at the time of the borrowing);

            (ii) invest, prior to the Commitment Termination Date, more than 15% of the Subscribed Capital of the Partnership and thereafter, more than 15% of the Total Drawndown Capital of the Partnership (measured at the time of investment), in the securities of any single issuer;

            (iii) generally invest, prior to the Commitment Termination Date, more than 25% of the Subscribed Capital of the Partnership, and thereafter, more than 25% of the Total

                   Drawndown Capital of the Partnership (measured at the time of investment), in the securities of any single industry;

            (iv) purchase or write options or sell securities short or otherwise maintain short positions;

            (v)    purchase or sell commodities or commodity futures;

            (vi) purchase or sell currency and currency futures contracts and options thereon or enter into forward foreign currency contracts except in connection with currency hedging permitted by the Partnership's Investment Policies as in effect from time to time;

            (vii) make loans of money, provided, however, that the purchase by the Partnership of debt securities, commercial paper and other money market instruments or the making of loans to or guarantees on behalf of Polish Issuers in accordance with the Partnership's Investment Policies shall not constitute the making of a loan for purposes hereof;

            (viii) invest in oil, gas or mineral-related programmes or leases
                   (including, without limitation, interests in limited partnerships which invest in oil, gas or other minerals), provided that the Partnership may invest in securities issued by companies that invest in or otherwise own oil, gas or other minerals or interests therein;

            (ix) purchase or sell real estate (including without limitation, real estate limited partnership interests), provided that the Partnership may (a) invest in securities secured by real estate or interests therein or issued by companies that invest in or otherwise own real estate or interests therein, and (b) hold and sell real estate acquired as a result of its ownership of securities; or

            (x) (A) guarantee the indebtedness of a portfolio company in excess of 25% of the Partnership's investment in such company; or (B) guarantee the indebtedness of portfolio companies in excess of 10% of the aggregate Subscribed Capital of the Partnership (or, after the Commitment Termination Date, of the Total Drawndown Capital); or (C) grant any liens on its assets.

      For the purposes hereof, the restrictions in clauses (i) through (x) above are hereinafter referred to as the Partnership's "Investment Restrictions".

      (c) Without the agreement of the Partners and the partners of the Other Fund Entities who own in the aggregate at least 75% (66 2/3% in the situation specified in Section 1(c)(5) of the Joint Management Agreement) of the aggregate number of Interests in the Partnership and in the Other Fund Entities (for purposes of this Section 4.02(c), each unit owned by a partner of any Other Fund Entities shall also be deemed to be an Interest, and such number of Partners and partners of the Other Fund Entities is hereinafter referred to as a "Super-Majority-in-Interest of the Fund's Partners"), the Partnership shall not and accordingly the General Partner shall not:

            (i) modify any Investment Policies in any manner which deviates from the Investment Objective of the Partnership; or

            (ii) take any action which under the terms of the Joint Management Agreement requires the consent of a Super-Majority-in-Interest of the Fund's Partners.

4.03. Expenses of the Partnership, Reimbursement of the General Partner.

      Subject to Section 2 of the Joint Management Agreement and Section 4.02(a)(vii) hereof, the Partnership shall pay directly or reimburse the General Partner and its affiliates for, as Partnership expenses, all expenses associated with the business of the Partnership which are not payable by the Manager pursuant to the Joint Management Agreement.

4.04. Services of the General Partner

      During the existence of the Partnership, the General Partner shall devote such time and effort to the Partnership's business as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners; however, it is specifically understood and agreed that neither the General Partner nor any of its affiliates shall be required to devote its full time to Partnership business, and, except as set forth in the Joint Management Agreement, each of the General Partner and such affiliates may at any time and from time to time engage in and possess an interest in other business ventures of any and every type and description, independently or with others, including without limitation ventures involving investing in securities or managing or participating in other funds, and neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures.

4.05. Compensation and Dealings with Partnership.

      Except as provided in Sections 4.01, 4.02 and 4.03 or as otherwise expressly permitted by this Agreement or the Joint Management Agreement, and except for the interests granted to the General Partner hereunder, or subsequently acquired pursuant to the terms hereof, in the profits and losses of and distributions from the Partnership and such interests therein as may be held by affiliates of the General Partner by virtue of their being Limited Partners hereunder, neither the General Partner nor any of its affiliates shall receive any compensation for services rendered in connection with the management or operation of the Partnership or its business. For purposes of this Agreement, "affiliate" of any individual or entity means any individual or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such individual or entity. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an individual or entity, whether through the ownership of voting securities, by contract or otherwise.

4.06. Liability of the General Partner; Indemnification

      (a) Neither the General Partner, nor any of its affiliates (an "Indemnified Party") shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnified Party if such Indemnified Party determined reasonably and in good faith that the action or inaction was in or not opposed to the best interests of the Partnership and the action or inaction did not constitute Negligence or intentional misconduct of the Indemnified Party. Each Indemnified Party shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them which arise out of any action or inaction of such Indemnified Party if such Indemnified Party determined reasonably and in good faith that such action or inaction was in or not opposed to the best interests of the Partnership and such action or inaction did not constitute Negligence or intentional misconduct of the Indemnified Party. The Partnership shall not indemnify any Indemnified Party in connection with a proceeding (or part thereof) initiated by such Indemnified Party unless the initiation thereof was approved by a majority of the Independent Board Members (as defined in the Joint Management Agreement). The indemnification rights provided in this Section 4.06 (i) shall not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under any law, agreement or vote of the Partners of the Partnership and the partners of the Other Fund Entities, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. For purposes of this Agreement, "Negligence" by any person or entity means the failure of such person, other than in the exercise of such person's good faith business judgment, to perform a manifest duty in disregard of the consequences of the action or omission constituting such failure, taking into account in determining whether such person has been Negligent, the facts available to such person at the time of such failure and the circumstances then existing.

      (b) Except as provided in Section 4.08, the reimbursement and indemnity obligations of the Partnership under this Agreement shall:

            (i) be paid from, and only to the extent of, Partnership assets, and no Partner shall have any personal liability on account thereof;

            (ii) be in addition to any liability which the Partnership may otherwise have;

            (iii) extend upon the same terms and conditions to the directors, officers, employees and affiliates of each Indemnified Party; and

            (iv) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Party.

      (c) An Indemnified Party shall ensure that all reasonable steps are taken to avoid or mitigate any loss or liability which might give rise to an indemnification under this Section 4.06. An Indemnified Party shall exercise reasonable care in the selection, instruction, engagement, retention and supervision of agents. If an Indemnified Party becomes aware of a matter that may give rise to its ability to be indemnified under this Section 4.06 it shall use all reasonable endeavours to give notice of such matter as soon as practicable thereafter to the Limited Partners.

4.07. Limitations on Limited Partners

      None of the Limited Partners shall:

      (a) be permitted to take part in the management or control of the business or affairs of the Partnership;

      (b) have any voice in the management or operation of any Partnership property; or

      (c) have the authority or power in his or her capacity as a Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, to do any act which would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect of the Partnership;

      except that each Limited Partner may himself or through his agent or through any one or more of the members of the Oversight Board inspect the accounts of the Partnership and examine into the state and prospects of the Partnership business and advise with the Partners thereon.

4.08. Liability of Limited Partners

      So long as each Limited Partner complies with the provisions of Section 4.07, the liability of such Limited Partner for the losses, debts and obligations of the Partnership shall be limited to such Limited Partner's respective capital contribution and the Limited Partner's share of any undistributed net profits; provided, however, that under applicable partnership, transactions defrauding creditors or similar laws, a Limited Partner may be liable to the Partnership to the extent of previous distributions made to such Limited Partner, with interest, in the event that the Partnership does not have sufficient assets to discharge its liabilities.

4.09. Voluntary Withdrawal and Expulsion of a General Partner

      (a) Except in connection with the admission to the Partnership of a general partner which is an assignee of the Interest of a General Partner as provided in Section 6.02, or in connection with the removal of the Manager pursuant to the Joint Management Agreement, no General Partner shall voluntarily retire or withdraw from the Partnership.

      (b) The owners of a majority of the aggregate number of Interests in the Partnership (a "Majority-in-Interest of the Partnership's Partners") may expel the General Partner from the Partnership in the event any of the following has occurred:

            (i) any action by the General Partner has been determined by a court of competent jurisdiction to constitute fraud against the Partnership;

            (ii) the General Partner or any affiliate of the General Partner has been convicted of any indictable offence (but only if such conviction has had a material adverse effect on the reputation of the Partnership);

            (iii) a court of competent jurisdiction has determined that the
                  General Partner has committed a material breach of its fiduciary obligations to the Partnership;

            (iv) a court of competent jurisdiction has determined that the General Partner has recklessly or wilfully committed a material breach of the provisions of this Agreement or has been Negligent in carrying out or failing to carry out its duties hereunder;

            provided that, in any of such cases, the judgment of the court of competent jurisdiction is a final judgment with no right of appeal and further provided that no such decision to expel the General Partner shall be effective until the appointment of one or more General Partners to replace the General Partner, such appointment to be made by a Majority-in-Interest of the Partnership's Partners (provided that any such successor General Partner shall be an affiliate of the General Partners of the Other Fund Entities or any successors thereto).

4.10. Withdrawal of a General Partner

      After a General Partner's bankruptcy, death, expulsion, dissolution (other than the dissolution of a General Partner which itself is a general or limited partnership and which does not wind up its business following the dissolution, but instead reconstitutes itself and continues its business), adjudication of incompetence or withdrawal (other than a withdrawal resulting from an assignment of all of the General Partner's Interest in the partnership pursuant to Section 6.02 below), such General Partner shall automatically become a Limited Partner (without the necessity of receiving the consent of any other Partner); provided, either that another General Partner has before that time been chosen by a Majority-in-Interest of the Partnership's Partners and has been registered with the Registrar of Companies as a general partner, or that there remains a General Partner after that time. In such event, such General Partner shall cease to have any right to participate in any manner in the management or control of the business of the Partnership, but such General Partner's interest in the Net Profits and Net Losses and distributions of the Partnership shall remain unchanged. Any Limited Partner may obtain from the Partnership a list of all the Limited Partners and their addresses and a meeting may be called by that number of Limited Partners who own more than 10% of the aggregate number of Interests in the Partnership (such number of Limited Partners being referred to as "10% in interest of the Partnership's

      Limited Partners") for the purpose of appointing one or more General Partners pursuant hereto.

4.11. Meetings of the Limited Partners

      (a) Meetings of the Limited Partners for any purpose (including the designation of representatives to the Oversight Board pursuant to the Joint Management Agreement or the matters set forth in Section
            4.02 above) may be called by the General Partner at any time and shall be called by the General Partner (i) before June 30, 1996 and thereafter before June 30 in each calendar year; and (ii) within ten days after written request for such a meeting signed by (A) a majority of the Oversight Board constituted in the Joint Management Agreement or (B) 10% in interest of the Partnership's Limited Partners; provided, that no more than one meeting may be called by Limited Partners during any twelve-month period, except that meetings called to appoint a new General Partner pursuant to Section
            4.09 or 4.10 hereof shall not be subject to this limitation and, notwithstanding the foregoing, meetings may be called at any time by that number of Limited Partners who own more than 50% of the aggregate number of Interests in the Partnership. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at such place as is permitted pursuant to Section 4.11(b) below at such time as is designated by the Oversight Board or such Limited Partners. At each meeting, the Limited Partners shall be given the opportunity to review and discuss the Partnership's investment activities with the General Partner and a representative of the Manager and the Advisor. In addition, the General Partner may, and upon receipt of a request in writing signed by 10% in interest of the Partnership's Limited Partners, the General Partner shall, submit any matter upon which the Limited Partners are entitled to act to the Limited Partners for a vote by written consent without a meeting (in which case the vote shall only be passed if approved by such number of Partners as would have been required had such vote been taken at a meeting).

      (b)   Notice of any meeting to be held pursuant to paragraph (a) above or
            Section 4.10 hereof shall be given not less than 10 days nor more than 60 days before the date of the meeting, to each Limited Partner at his record address on the books of the Partnership, or at such other address which he may have furnished in writing to the General Partner of the Partnership. Such notice shall be in writing, and shall state the place, date and hour of the meeting and shall indicate (if so) that the notice is being issued at or by the direction of the Limited Partner or Limited Partners calling the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment or time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. All meetings, including adjourned meetings, of the Partners shall be held at the principal place of business of the Partnership as specified in Section 1.04 or such other place in the United Kingdom as the General Partner shall designate.

      (c) For the purpose of determining the Partners entitled to vote at any meeting of the Partners, or any adjournment thereof, or to vote by written consent without a meeting, the General Partner (or, in the case of votes to be taken at meetings called pursuant to Section
            4.10 hereof, the Limited Partner or Partners calling the meeting) may fix in advance a date as the record date for any such determination of Partners. Such date shall not be more than 50 days nor less than ten days before any such meeting or submission of a matter to the Partners for a vote by written consent.

      (d) Each Partner may authorise any person or persons to act for him by proxy with respect to any matter in which such Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

      (e) At each meeting of Partners, the Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate. For purposes of determining whether a matter has been approved by a Majority-in-Interest of the Fund's Partners or the applicable Super-Majority-in-Interest of the Fund's Partners, the vote on such matter taken by the partners of any or all of the Other Fund Entities may, but need not be, taken simultaneously and at the same meeting as the vote on such matter taken by the Partners, and the votes of the partners of the Other Fund Entities shall be aggregated with the votes of the Partners to determine whether a matter has been approved by a Majority-in-Interest of the Fund's Partners or the applicable Super-Majority-in-Interest of the Fund's Partners so long as such votes are taken not more than 30 days apart.

4.12  European Bank for Reconstruction and Development

      The Limited Partners agree to vote for a designee of the EBRD as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such agreement will not apply at any time that the EBRD owns less than ten percent (10%) of the aggregate number of Interests in the Partnership and in the Other Fund Entities. It is acknowledged by the Limited Partners that the EBRD is a partner in one of the Other Fund Entities and that the EBRD has made the foregoing agreement of the Limited Partners a condition of its investment therein.

4.13  DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH

      The Limited Partners agree to vote for a designee of DEG as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that DEG does not own at least the lesser of (A) ten percent (10%) of the aggregate number of Interests in the Partnership and the Other Fund Entities or (B) 11.3 Interests. It is acknowledged by the Limited Partners that DEG is a partner in one of the Other Fund Entities and that DEG has made the foregoing agreement of the Limited Partners a condition of its investment therein.

4.14. The Pittsburgh Group

      The Limited Partners agree to vote for a joint designee of Lyndhurst Associates, Carnegie Mellon University and Henry Gailliot (collectively, the "Pittsburgh Group") as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that the Pittsburgh Group owns less than 10.5 Interests. It is acknowledged by the Limited Partners that the three members of the Pittsburgh Group are partners in one of the Other Fund Entities and that such partners have made the foregoing agreement of the Limited Partners a condition of their investments therein.

5.    BOOKS, RECORDS AND BANK ACCOUNTS

5.01. Books and Records

      (a) The General Partner shall keep true and correct books of account with respect to the operation of the Partnership. Such books shall be maintained at the principal place of business of the Partnership, or at such other place as the General Partner shall determine, and all Limited Partners, or their duly authorised representatives, shall at all reasonable times and on reasonable notice to the General Partner have access to such books.

      (b) If required by The Partnerships and Unlimited Companies (Accounts) Regulations 1993, the General Partner shall prepare accounts and reports and obtain an auditors report on such accounts and file such accounts with the Registrar of Companies.

5.02. Accounting Basis; Fiscal Year

      Such books shall be kept on the accrual method of accounting, or on such other method of accounting as the General Partner may determine, and shall be closed and balanced at the end of each fiscal year of the Partnership. The fiscal year of the Partnership shall be the calendar year.

5.03. Reports

      (a)   In addition to any accounts and reports to be prepared pursuant to
            Section 5.01(b) above, the General Partner will deliver to each Limited

            Partner (i) within 90 days after the end of each fiscal year a copy of the balance sheet of the Partnership as of the end of such year, together with statements of income and of cash flow for the Partnership, all in reasonable detail, prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), audited by a firm of chartered (or certified public) accountants of international standing appointed by the General Partner and accompanied by a report thereon of the Partnership's investments as of such date, a report of the Partnership's activities during the previous year and the Advisor's analysis of the investment climate then prevailing in Poland, (ii) within 75 days after the end of each fiscal year, such tax information as is necessary for such Limited Partner to prepare and file applicable tax returns; (iii) within 30 days after the end of each calendar quarter, a copy of the balance sheet of the Partnership as of the end of such quarter, together with statements of income and cash flow for the Partnership prepared in accordance with GAAP and accompanied by a description of the Partnership's investments as of such date; and (iv) within 30 days after the end of each calendar month, a statement (as of the preceding month-end Valuation Day (as defined in the Joint Management Agreement)) of the number of Interests held by the Limited Partner, and the Net Asset Value per Interest (as calculated pursuant to the Joint Management Agreement).

      (b) The cost of all such reporting shall be paid by the Partnership as a Partnership expense. Any Partner may, at any time, at his or her own expense, cause an audit of the Partnership books to be made by a certified public accountant of his or her own selection.

6.    ASSIGNABILITY OF INTERESTS

6.01. Substitution and Assignment of a Limited Partner's Interests

      (a) A Limited Partner may not sell, transfer, assign, pledge or otherwise dispose of (collectively, "transfer") all or any part of such Limited Partner's Interests (whether voluntarily, involuntarily or by operation of law), except in accordance with the following to the reasonable satisfaction of the General Partner:

            (i) no such transfer shall be made unless, in the opinion of the legal advisors to the Partnership, (x) such transfer would not require registration under applicable securities laws, or otherwise result in the violation of any other applicable securities law, (y) such transfer would not require registration under the Investment Company Act, and (z) such transfer would not result in adverse tax consequences to the Partnership or the Partners thereof (including the Partnership being treated as an association taxable as a corporation);

            (ii) the transferee shall have paid to the Partnership all costs and expenses incurred by the Partnership in connection with such transfer;

            (iii) the Partnership shall not be required to recognize any such transfer until the instrument assigning such Interest has been delivered to the General Partner for recording on the books of the Partnership; and

            (iv) unless a transferee becomes a substituted limited partner in accordance with the provisions set forth below, such transferee shall not be entitled to any of the rights granted to a Limited Partner hereunder, other than the right (unless prohibited by Section 6.01(a)(i) hereof) to receive all or part of the share of the net profits, net losses, distributions or returns of capital to which the transferor would otherwise be entitled.

      (b) A transferee of the Interest of a Limited Partner, or any portion thereof, shall become a substituted limited partner having the rights and power of, and become subject to the restrictions and liabilities of, a Limited Partner, as the case may be, if, and only if:

            (i)   the transferor gives the transferee such right;

            (ii) the transferee pays to the Partnership all costs and expenses incurred in connection with such substitution, including specifically, without limitation, costs incurred in filing details of the changes with the Registrar of Companies; and

            (iii) the transferee executes and delivers such instruments, in form and substance reasonably satisfactory to the General Partner, as the General Partner may reasonably deem necessary or desirable to effect such substitution and to confirm the agreement of the transferee to be bound by all of the terms and provisions of this Agreement.

      (c) The Partnership and the General Partner shall be entitled to treat the record owner of any Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written instrument conveying such Interest has been received and accepted by the General Partner and recorded on the books of the Partnership and the other conditions for transfer set forth herein have been satisfied. The General Partner may refuse to accept a transfer until the end of the next successive quarterly accounting period. In no event shall any Interest, or any portion thereof, be transferred to a minor or other person not having legal capacity to enter into a partnership (other than a trust for the benefit of such person), and any such attempted transfer shall be void and ineffectual and shall not bind the Partnership or the General Partner.

      (d) The death or incapacity of a Limited Partner shall not dissolve the Partnership. A transferee of an Interest, whether or not it becomes a substitute limited partner, and which desires to make a further transfer of such Interest shall be subject to all of the provisions of this Section 6.01 to the same extent and in the same manner as a Limited Partner desiring to make a transfer of its Interest.

6.02. Assignment of a General Partner's Interest.

      The Interest of a General Partner in the Partnership shall be assignable, in whole or in part, at any time and from time to time, to any person or entity so long as such transfer will not, in the opinion of the legal advisors to the Partnership, result in any adverse consequences to the Partnership including without limitation the withdrawal of Jersey regulatory supervision or the Partnership's listing on the securities exchange, if any, on which it is then listed provided that in no event shall an assignee of all or a portion of a General Partner's Interest in the Partnership become a General Partner or have the authority to participate in the management of the Partnership or to incur any obligations on behalf of the Partnership, unless:

      (i)   the assigning General Partner gives the assignee such right;

      (ii) the assignee pays to the Partnership all costs and expenses incurred in connection with such assignment, including specifically, without limitation, costs incurred in filing details of the charges with the Registrar of Companies and the costs of an advertisement of the assignment to be placed in the London Gazette;

      (iii) the assignee executes and delivers such instruments, in form and substance satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect the admission of the assignee into the Partnership and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement;

      (iv) the Partnership receives an opinion of the legal advisors to the Partnership that the Partnership will continue to be a limited partnership notwithstanding the admission of the new general partner and, if applicable, the withdrawal of the assignor General Partner;

      (v) except for assignments to an affiliate of the General Partner, which shall require no consent, the General Partner and a Majority-in-Interest of the Partnership's Partners consent to the admission of the assignee into the Partnership as a General Partner; and

      (vi) the assigning General Partner assigns to the assignee the interests held by way of security pursuant to Section 2.01(a).

      This Agreement constitutes the specific written consent of each Limited Partner to the admission to the Partnership of a new General Partner upon the terms, and subject to satisfaction of the conditions, set forth in this Section 6.02 (other than the consent required by clause (v) above). Each Limited Partner further acknowledges and agrees that the power of attorney granted by each Limited Partner pursuant to Section 8.03 below shall enable the General Partner to execute and record on behalf of such Limited Partner any and all instruments necessary or appropriate to reflect the admission of an assignee as an additional or substituted General Partner as provided in this Section 6.02.

6.03  Withdrawal of Partner

      The original Limited Partner hereby withdraws as a partner of the Partnership with effect from the day after the day when the Limited Partners named in Schedule A hereto become Partners in the Partnership, and such Limited Partners and the General Partner hereby consent to such withdrawal. Following such withdrawal, the Original Limited Partner shall cease to have any rights or obligations in connection with the Partnership; provided, however, that the original Limited Partner shall be entitled to the return of its capital contribution of 500[pounds] from the Partnership.

7.    DISSOLUTION, TERMINATION AND LIQUIDATION

7.01. Events of Dissolution

      (a)   The Partnership shall be dissolved:

            (i)   as provided in the Joint Management Agreement;

            (ii) upon the sale or other disposition of all of the Partnership's assets; or

            (iii) in any event, at 12:00 midnight, Boston, Massachusetts, USA time, on 31 December 2009.

      (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Registrar of Companies shall have been notified and the assets of the Partnership shall have been distributed as provided herein. Notwithstanding the dissolution of the

            Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement. Upon dissolution the General Partner or a liquidator appointed by a Majority-in-Interest of the Partnership's Partners shall liquidate and distribute the assets of the Partnership, apply and distribute the proceeds of any sale thereof as contemplated by this Agreement, notify the Registrar of Companies of the termination of the Partnership and shall notify the Partners in writing of the fact that the Partnership has dissolved.

7.02. Distributions Upon Liquidation

      (a) After payment of liabilities owing to creditors, the General Partner or liquidator shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, including the expenses of liquidation. Such reserves may be paid over by the General Partner or liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and at the expiration of such period as the General Partner or liquidator may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth below in
            Section 7.02(b). After paying such liabilities and providing for such reserves, the General Partner or liquidator shall cause the remaining net assets of the Partnership to be distributed to and among the Partners in the manner set forth below in Section 7.02(b). In the event that any part of such net assets consists of securities or other non-cash assets, the General Partner or liquidator shall, unless a distribution of such assets is approved as set forth in
            Section 4.02(c) (ii) above, take such steps as it deems appropriate to convert such assets into cash.

      (b) After payment or provision for all liabilities of the Partnership pursuant to Section 7.02(a), and the allocation of Net Profits and Net Losses pursuant to Section 2.03, the General Partner shall distribute the remaining Partnership assets to the Partners in accordance with their respective positive Capital Account balances. For the purposes of this Section 7.02 (subject to paragraph (a) above), an asset distributed to a Partner in kind shall be considered as a distribution in the amount of the asset's fair market value (net of liabilities secured by such asset that the Partner is considered to assume or take).

8.    MISCELLANEOUS

8.01. Notices

      Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Partner giving such notice, election or demand and shall be delivered personally, or sent by registered or certified mail or international courier company (such as Federal Express), to the other Partner or Partners, at his record address on the books of the Partnership or at such other address as may be supplied by written notice given in conformity with the terms of this
      Section 8.01. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice.

8.02. Successors and Assigns

      Subject to the restrictions on transfers set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Partner, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

8.03. Power of Attorney

      Each Limited Partner and any additional or substituted Limited Partner, by the execution of this Agreement or any counterpart thereof by its attorney, does hereby irrevocably constitute and appoint the General Partner, and any person or entity which becomes a substitute or additional General Partner, and each of them acting alone in each case with full power of substitution, such Limited Partner's true and lawful agent and attorney, with full power and authority in such Limited Partner's name, place and stead, to make, execute, acknowledge, swear to, deliver, file and record such documents and instruments as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to, (a) such amendments to this Agreement, and the Partnership's registration and filing with the Registrar of Companies as amended from time to time, as are necessary to effectuate the provisions of Sections 4.10 or 8.04 of this Agreement or to admit additional or substituted Limited Partners or additional or substituted General Partner(s) to the Partnership pursuant to Section 2.01, Section
      6.01 or Section 6.02 or to effectuate the withdrawal of any General Partner or Limited Partner pursuant to Section 6.01 or Section 6.02; (b) such documents and instruments as are necessary to notify the Registrar of Companies of the termination of the Partnership; and (c) all other instruments which may be required or permitted to be filed on behalf of the Partnership including but not limited to any registration form or other registration or filing required or permitted to be made by the Partners of the Partnership for Value Added Tax purposes. The foregoing power of attorney, being coupled with an interest, is hereby declared to be irrevocable. This Power of Attorney shall survive the death, dissolution or incapacity of any Limited Partner and the assignment by any Limited Partner of such Limited Partner's Interest in the Partnership.

8.04. Amendment

      In addition to any amendments otherwise authorised herein, amendments may be made to this Agreement from time to time by a written document executed as a Deed by a Majority-in-Interest of the Partners; provided, however, that (i) any amendment which would increase the liability of a Limited Partner to the Partnership, amend Section 2.01, 2.03, 2.04, 3.01, 6.01, 7.01, 7.02 or this Section 8.04 may be made only by a written document executed as a Deed by all of the Partners affected thereby; (ii) Section 4.02(c) may only be amended with the consent of the applicable Super-Majority-in-Interest of the Fund's Partners; (iii) Section 4.12 may only be amended with the consent of the EBRD; (iv) Section 4.13 may only be amended with the consent of DEG; (v) Section 4.14 may only be amended with the consent of the Pittsburgh Group's designee then serving on the Oversight Board; and (vi) no amendment may be made to this Agreement (other than amendments with respect to matters which are applicable to the Partnership and the Partners hereof because of laws, rules and regulations applicable to the Partnership and its Partners which are not so applicable to the Other Fund Entities or the partners thereof (any such amendment being hereinafter referred to as a "U.K.-Specific Amendment")) unless a similar amendment has been made to the partnership agreements of the Other Fund Entities. Further, the Partners agree to amend this Agreement as directed by a Majority-in-Interest of the Fund's Partners; provided, that similar amendments have been made to the partnership agreements of the Other Fund Entities and that the required amendment does not contravene English law.

8.05. No Waiver

      The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

8.06. Creditors

      None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Partner or of the Partnership other than a Partner who is a creditor of the Partnership pursuant to the terms of this Agreement.

8.07. Entire Agreement

      This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written or oral agreement among the parties or any of them with respect to such subject matter (including but not limited to the Original Agreement). For avoidance of doubt it is expressly agreed that notwithstanding the changes effected and reflected in this Agreement, the Partnership is continuous with the partnership established by the Original Agreement.

8.08. Captions

      Title or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.09. Counterparts

      This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners, notwithstanding that all Partners have not signed the same counterpart.

8.10. Severability

      The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision.

8.11. Applicable Law

      This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with English law.

8.12. Arbitration

      (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration administered by the London Court of International Arbitration in accordance with the UNCITRAL Arbitration Rules as in force and effect on the date of this Agreement. Any dispute shall be submitted to an arbitral tribunal of one arbitrator appointed by the London Court of International Arbitration which shall, regardless of the number of parties to such dispute, be empowered to act as the appointing authority for such purposes. The place of arbitration shall be London, England, and the English language shall be used throughout the arbitral proceedings. The General Partner and the Limited Partners agree that (i) (x) no leave to appeal under Section 1(3)
            (b) of the Arbitration Act of 1979 (the "Arbitration Act") shall be sought with respect to any question of law arising from such arbitral proceedings, (y) no application shall be made under
            Section 1(5) (b) of the Arbitration Act with respect to any award, and (z) no application shall be made under Section 2(1) (A) of the Arbitration Act with respect to any question of law, and (ii) any award of the arbitrators may be enforced in the courts of England.

      (b) The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award, any dispute properly brought before it by any party to this Agreement insofar as such dispute arises out of this Agreement, but subject to the foregoing no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings.

8.13. Partition

      The Partners hereby agree that no Partner nor any successor-in-interest to any Partner, shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on such Partner's own behalf, and on behalf of such Partner's successors, representatives, heirs, and assigns, hereby waives any such right. It is the intention of the Partners that during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of such Partner's interest in the property of the Partnership shall be subject to the limitations and restrictions of this Agreement.

8.14. Gender, Etc.

      In the case of all terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

8.15. Deed

      The parties intend that this Agreement be executed as a Deed.

8.16. Definitions.

      The definitions of the terms used in this Agreement as set forth in the Sections of this Agreement are listed below:

      Term                                    Section
      ----                                    -------
      "Act                                    Introduction
      "Administrator"                         1.03(c)
      "Advisor"                               1.03
      "affiliate"                             4.05
      "Arbitration Act"                       8.12(a)
      "Capital Account"                       2.03
      "Capital Contribution"                  2.01(a)
      "Commitment Termination Date"           2.01(b)
      "control"                               4.05
      "Defaulting Partner"                    2.01(c)
      "DEG"                                   4.13
      "Distributable Cash"                    3.01(a)
      "Drawndown Capital"                     2.01(b)
      "EBRD"                                  1.03(a)
      "Effective Date"                        1.05
      "First Instalment of Subscribed         2.01(a)
         Capital"
      "Fiscal Period"                         2.02(b)
      "Fourth Instalment Notice"              2.01(b)
      "Fourth Instalment of Subscribed        2.01(b)
         Capital"
      "Fund"                                  1.03
      "Fund Documents"                        1.03(c)
      "GAAP"                                  5.03(a)
      "General Partner(s)"                    Description of
                                                Parties
      "Indemnified Party"                     4.06(a)
      "Interest(s)"                           2.01(a)
      "Investment Company Act"                4.02(a)
      "Investment Objective"                  1.03
      "Investment Policies"                   1.03
      "Investment Restrictions"               4.02(b)
      "Joint Management Agreement"            1.03
      "LP Purchaser"                          2.01(d)
      "Limited Partner"                       Description of
                                                Parties
      "Majority-in-Interest of
         the Fund's Partners"                 4.02(b)
      "Majority-in-Interest of
         the Partnership's Partners"          4.09(b)
      "Manager"                               1.03
      "Memorandum"                            1.03

      "Negligence"                            4.06(a)
      "Net Asset Value"                       2.01(i)
      "Net Losses"                            2.02(a)
      "Net Profits"                           2.02(a)
      "Non-Defaulting Partner"                2.01(d)
      "Original Agreement                     Description of
                                                Parties
      "Original Limited Partner"              Description of
                                                Parties
      "Other Fund Entities"                   1.03
      "Oversight Board"                       1.03(b)
      "Partner"                               1.06(b)
      "Partnership"                           Introduction
      "Pittsburgh Group"                      4.14
      "Placement Agent"                       2.03
      "Polish Issuers"                        1.03(a)
      "Registrar of Companies"                Introduction
      "Second Instalment Notice"              2.01(b)
      "Second Instalment of
         Subscribed Capital"                  2.01(b)
      "Subscribed Capital"                    2.01(a)
      "Super-Majority-in-Interest of
         the Fund's Partners"                 4.02(c)
      "10% in interest of the
         Partnership's Limited Partners"      4.10
      "Third Instalment Notice"               2.01(b)
      "Third Instalment of Subscribed
         Capital"                             2.01(b)
      "Total Drawndown Capital"               2.01(b)
      "transfer"                              6.01(a)
      "U.K.-Specific Amendment"               8.04

IN WITNESS WHEREOF, the parties below have executed this Agreement as a Deed the 27th day of January, 1995.


Executed as a Deed by

GENERAL PARTNER

Pioneer Poland UK Limited

By: /s/ David N. Hartford
    ---------------------------------
    David N. Hartford, Director

and By: /s/ Richard H. Phillips
        -----------------------------
        Richard H. Phillips
        Director and Secretary


ORIGINAL LIMITED PARTNER

Pioneer Poland U.K. (Jersey),
  Limited

By: /s/ Peter A. N. Bailey
    ---------------------------------
    Peter A. N. Bailey, Director

and By: /s/ G. W. Fisher
        -----------------------------
                           , Director

ADDITIONAL LIMITED PARTNERS:

Those persons named as limited partners on Schedule A hereto

Executed as a Deed

By:   Pioneer Poland UK Limited
      as their attorney pursuant
      to the provisions of their
      Subscription Agreements:

      By: /s/ David N. Hartford
          -------------------------------
          David N. Hartford, Director

      and By: Richard H. Phillips
              ---------------------------
              Richard H. Phillips
              Director and Secretary

AND

By:   Pioneering Management (Jersey)
      Limited as their attorney
      pursuant to the provisions of
      their Subscription Agreements:

      By: /s/ Peter A. N. Bailey
          -------------------------------
          Peter A. N. Bailey, Director

      and By: /s/ G. W. Fisher
              ---------------------------
                               , Director

                                   SCHEDULE A
                                   ----------

                                   Number                   Aggregate
Name and Address                  of Units              Subscribed Capital
----------------                  --------              ------------------
Pioneer Poland UK                    5                      $2,425,000
  Limited
c/o Bear Stearns
  International Limited
One Canada Square
London E14 5AD
England

                                LIMITED PARTNERS
                                ----------------

                                   Number                   Aggregate
Name and Address                  of Units              Subscribed Capital
----------------                  --------              ------------------
Mercury Asset Management             8                      $3,880,000
  Plc.
33 King William Street
London EC4R 9AS
England

Central European Growth              5                      $2,425,000
  Fund Plc.
c/o CS First Boston
One Cabot Square
London E14 4QJ
England

Cooperative Insurance                5                      $2,425,000
  Society Ltd.
Miller Street
Manchester M60 OAL
England

Bank Rozwoyu Eksportu S.A.           2                      $  970,000
Plac Bankowy 2
00-950 Warszawa
Poland

Lorne House Nominees Limited         1.4                    $  679,000
Lorne House
Castletown 1M9 1A2
Isle of Man

FP Global Emerging Equities           .6                    $  291,000
  Fund
c/o FP Consult
90, Avenue des Champs Elysees
75008 Paris, France

Morgan Steel Limited                  .5                    $  242,500
Third Floor
10/12 Prospect Hill
Douglas 1M1 1EJ
Isle of Man

Lacron A.G.                           .3                    $  145,500
Genferstrasse 24,
P.O. Box 677
8027 Zurich
Switzerland

                   AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                           OF PIONEER POLAND UK L.P.

      This amendment (the "Amendment") to the Limited Partnership Agreement, dated as of January 20, 1995, of Pioneer Poland UK L.P. (the "Agreement") is made, pursuant to Section 8.04 of the Agreement, as of the 18th day of July, 1995.

      The Agreement is hereby amended:

      1. By inserting the following words immediately after the words "the Partnership shall not" contained in Section 1.03(b) of the Agreement;

            without the consent of (i) the EBRD so long as the EBRD owns any Interest in the Partnership or any Other Fund Entities, (ii) DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH. ("DEG") so long as DEG continues to own at least the lesser of (A) ten percent (10%) of the aggregate number of Interests in the Partnerships and the Other Fund Entities or (B) 11.3 Interests, and (iii) Lyndhurst Associates, Carnegie Mellon University and Henry Gailliot (collectively, the "Pittsburgh Group") so long as the Pittsburgh Group continues to own at least 10.5 Interests (and the consent of the representative of the Pittsburgh Group (the "Pittsburgh Representative") on the Oversight Board (as defined in the Joint Management Agreement) shall constitute the consent of the Pittsburgh Group required hereby)

      2. By (a) replacing the words "DEG - Deutsche Investitions und Entwicklungsgesellschaft mbH. ("DEG")" contained in Section 4.13 of the Agreement with the term "DEG" and (b) replacing the words "Lyndhurst Associates, Carnegie Mellon University and Henry Gailliott (collectively, the "Pittsburgh Group")" with the words "the Pittsburgh Group"

      3.    By adding the following new Section 4.15 immediately after Section
            4.14 of the Agreement:

      4.15  Commerzbank AG

            The Limited Partners agree to vote for a designee of Commerzbank AG as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that Commerzbank AG owns less than 20.618 Interests in the Partnership and the Other Fund Entities. It is acknowledged by the Limited Partners that Commerzbank AG is a partner in the Partnership and that Commerzbank AG has made the foregoing agreement of the Limited Partners a condition of its investment in the Partnership.

      This Amendment may be executed in a number of counterparts, all of which together shall for all purposes constitute one Amendment to the Agreement, binding on all the Partners, notwithstanding that all Partners have not executed the same counterpart.

      The Amendment shall be deemed to have become effective on the 18th day of July, 1995 upon its execution as a Deed by a Majority-in-Interest of the Partnership's Partners (as such term is defined in Section 4.09(b) of the Agreement).


EXECUTED as a Deed.                       Date: July 19, 1995

Pioneer Poland UK Limited
---------------------------------------
Print Name of Partner

By: GODFREY WHITEHEAD                     By: /s/ Godfrey Whitehead
    -----------------------------------       ----------------------------------
    Print Name of First Authorized            Signature of First Authorized
    Director                                  Director

By: RICHARD HOBBY PHILLIPS                By: /s/ Richard H. Phillips
    -----------------------------------       ----------------------------------
    Print Name of Second Authorized           Signature of Second Authorized
    Director or Secretary                     Director or Secretary

EXECUTED as a Deed.                       Date: July 19, 1995

MERCURY ASSET MANAGEMENT plc ON
BEHALF OF ITS DISCRETIONARY INVESTMENT
MANAGEMENT CLIENT, MERCURY EUROPEAN
PRIVATISATION TRUST plc
---------------------------------------
Print Name of Partner

By: RICHARD OLDFIELD                      By: /s/ Richard Oldfield
    -----------------------------------       ----------------------------------
    Print Name of First Authorized            Signature of First Authorized
    Director                                  Director

By: PAUL MARSHALL                         By: /s/ Paul Marshall
    -----------------------------------       ----------------------------------
    Print Name of Second Authorized           Signature of Second Authorized
    Director or Secretary                     Director or Secretary

EXECUTED as a Deed.                       Date: July 18, 1995

MORGAN STEEL LIMITED
---------------------------------------
Print Name of Partner

By: PETER KEVIN PERRY                     By: /s/ Peter Kevin Perry
    -----------------------------------       ----------------------------------
    Print Name of First Authorized            Signature of First Authorized
    Director                                  Director

By: FRANCIS GERRARD QUINN                 By: /s/ Francis Gerrard Quinn
    -----------------------------------       ----------------------------------
    Print Name of Second Authorized           Signature of Second Authorized
    Director or Secretary                     Director or Secretary

EXECUTED as a Deed.                       Date: July 17, 1995

Lorne House Nominees Limited
---------------------------------------
Print Name of Partner

By: R. Buchanan                           By: /s/ R. Buchanan
    -----------------------------------       ----------------------------------
    Print Name of First Authorized            Signature of First Authorized
    Director                                  Director

By: R.J. Collister                        By: /s/ R.J. Collister
    -----------------------------------       ----------------------------------
    Print Name of Second Authorized           Signature of Second Authorized
    Director or Secretary                     Director or Secretary

                   AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                                       OF
                             PIONEER POLAND UK L.P.

      Pursuant to authority duly conferred on the undersigned general partner (the "General Partner") by Section 2.01(m) of the Limited Partnership Agreement of Pioneer Poland UK L.P. (the "U.K. Partnership"), dated as of January 20, 1995 and amended as of July 18, 1995 (the "U.K. Partnership Agreement"), the General Partner hereby amends Schedule A to the U.K. Partnership Agreement by replacing the existing Schedule A to such agreement with the schedule attached hereto, and thereby reflecting the admission of Commerzbank AG, Stalexport S.A. and Elektrim S.A. as limited partners of the U.K. Partnership.

      This amendment is effective as of July 18, 1995, and, in accordance with
Section 2.01(m) of the U.K. Partnership Agreement, is deemed to be a part of the U.K. Partnership Agreement and is incorporated therein.

      IN WITNESS WHEREOF, the General Partner has executed this amendment as a Deed.


Executed as a Deed by:

PIONEER POLAND UK LIMITED

By: /s/ David N. Hartford
   ----------------------------------
   David N. Hartford, Director

and By:  /s/ Richard H. Phillips
        -----------------------------
        Richard H. Phillips
        Director and Secretary

                                   SCHEDULE A
                                   ----------

                                Number of                   Aggregate
Name and Address                Interests               Subscribed Capital
----------------                ---------               ------------------
Pioneer Poland UK                   5                       $2,425,000
  Limited
c/o Bear Stearns
  International Limited
One Canada Square
London E14 SAD
England

                                LIMITED PARTNERS
                                ----------------

                                Number of                   Aggregate
Name and Address                Interests               Subscribed Capital
----------------                ---------               ------------------
Commerzbank AG                     20.618                   $9,999,730
Neue Mainzer Strabe 32-36
Zentrale Corporate Finance
Beleiligungsmanagement
60 261 Frankfurt
Germany

Mercury Asset Management            8                       $3,880,000
  Plc.
33 King William Street
London EC4R 9AS
England

Central European Growth             5                       $2,425,000
 Fund Plc.
c/o CS First Boston
One Cabot Square
London E14 4QJ
England

Cooperative Insurance               5                       $2,425,000
 Society Ltd.
Miller Street
Manchester M60 OAL
England

Bank Rozwoyu Eksportu S.A.          2                       $  970,000
Plac Bankowy 2
00-950 Warszawa
Poland

Elektrim S.A.                       2                       $  970,000
ul. Chalubinskiego 8
00-950 Warszawa
Poland

Stalexport S.A.                     2                       $  970,000
ul. Mickiewicza 29
40-085 Katowice
Poland

Lorne House Nominees Limited        1.4                     $  679,000
Lorne House
Castletown 1M9 1A2
Isle of Man

FP Global Emerging Equities          .6                     $  291,000
Fund
c/o FP Consult
90, Avenue des Champs Elysees
75008 Paris, France

Morgan Steel Limited                 .5                     $  242,500
Third Floor
10/12 Prospect Hill
Douglas 1M1 1EJ
Isle of Man

Lacron A.G.                          .3                     $  145,500
Genferstrasse 24,
P.O. Box 677
8027 Zurich
Switzerland

                                                 Total
                                                 Limited
                                                 Partner
               Total Limited                     Subscribed
               Partner Interests = 47.418        Capital = $22,997,730
                                   ------                  -----------

                                                 Total
                                                 General
                                                 Partner
               Total General                     Subscribed
               Partner Interests =  5.0          Capital = $ 2,425,000
                                    ---                    -----------

                                                 Total
                                                 Subscribed
               Total Interests   = 52.418        Capital = $25,422,730
                                   ------                  -----------

                   AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                           OF PIONEER POLAND UK L.P.

      This amendment (the "Amendment") to the Limited Partnership Agreement, dated as of January 20, 1995 and amended as of July 18, 1995, of Pioneer Poland UK L.P. (the "Agreement") is made, pursuant to Section 8.04 of the Agreement, as of the 15th day of September, 1995.

      The Agreement is hereby amended:

      1. By deleting the word "and" from the line in Section 1.03(b) that currently appears as "Interests, and (iii) Lyndhurst Associates, Carnegie Mellon" and inserting the following words immediately after the words "the consent of the Pittsburgh Group required hereby)" contained in such Section:

            (iv) only with respect to actions described in clause (x) below, Commerzbank AG so long as Commerzbank AG continues to own at least
            20.618 Interests in the Partnership and the Other Fund Entities, and
            (v) only with respect to clause (x) below, the State of Wisconsin Investment Board ("SWIB") so long as SWIB continues to own at least
            20.618 Interests in Pioneer Poland U.S., L.P. and the Other Fund Entities

      2. By (A) inserting "(a)" immediately before the words "The Limited Partners agree to vote" contained in Section 4.15 and (B) adding the following new Section 4.15(b) immediately after Section 4.15(a):

            (b) Commerzbank AG agrees that it will always act without unreasonable delay in connection with any consent or approval being requested of it under this Agreement or any Fund Document which requires or provides for the consent or approval of Commerzbank AG or Commerzbank AG's representative on the Oversight Board in certain circumstances.

      3.    By adding the following new Section 4.16 immediately after Section
            4.15 of the Agreement:

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 2

      4.16  State of Wisconsin Investment Board

            The Limited Partners agree to vote for a designee of SWIB as one of the Limited Partners' representatives on the Oversight Board designated pursuant to Section 7(a) of the Joint Management Agreement; provided, that such voting agreement will not apply at any time that SWIB owns less than 20.618 Interests in Pioneer Poland U.S., L.P. and the Other Fund Entities.

      4. By inserting the following words immediately after the words "the Partnership's Partners" contained in Section 6.02(v):

            (including Commerzbank AG so long as Commerzbank AG continues to own at least 20.618 Interests)

      5. By (A) redesignating "(vi)" contained in Section 8.04 as "(viii)" and (B) inserting the following words immediately after the words "then serving on the Oversight Board;" contained in Section 8.04:

            (vi) Sections 1.03(b), 4.15 and 6.02(v) may only be amended with the consent of Commerzbank AG (if Commerzbank AG then has special approval rights pursuant thereto) unless the amendment does not affect a right granted to Commerzbank AG; (vii) Sections 1.03(b) and
            4.16 may only be amended with the consent of SWIB (if SWIB then has special approval rights pursuant to Sections 1.03(b) and 4.16 of the Amended and Restated Limited Partnership Agreement of Pioneer Poland U.S., L.P.) unless the amendment does not affect a right granted to SWIB;

      6. By (A) deleting the words ""DEG" 4.13" from Section 8.16 and replacing them with the words ""DEG" 1.03(b)", (B) deleting the words ""Pittsburgh Group" 4.14" from Section 8.16 and replacing them with the words ""Pittsburgh Group" 1.03(b)" and (C) inserting the following words immediately after the words
            ""Super-Majority-in-Interest of the Fund's Partners" 4.02(c)" contained in Section 8.16:

            "SWIB"                            1.03(b)

      This Amendment may be executed in a number of counterparts, all of which together shall for all purposes constitute one Amendment to the Agreement, binding on all the Partners, notwithstanding that all Partners have not executed the same counterpart.

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September 25, 1995

Pioneer Poland UK L.P.
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: /s/ Godfrey Whitehead                    By:
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director
          GODFREY WHITEHEAD

By: R.H. PHILLIPS                            By: /s/ R.H. Phillips
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September 14, 1995

Commerzbank Aktiengesellschaft
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: Dieter Firmenich                         By: /s/ Dieter Firmenich
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By: Doris Asgari                             By: /s/ Doris Asgari
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September __, 1995

MERCURY ASSET MANAGEMENT plc ON
BEHALF OF ITS DISCRETIONARY INVESTMENT
MANAGEMENT CLIENT, MERCURY EUROPEAN
PRIVATISATION TRUST plc
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: /s/ P. Harwood                           By: P. HARWOOD
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By: C. FARQUHARSON                           By: /s/ C. Farquharson
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September __, 1995

CENTRAL EUROPEAN GROWTH FUND PLC
---------------------------------------
Print Name of Partner

By: DICK TAVERNE                             By: /s/ D. Taverne
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By: STEVEN J. LEVERETT                       By: /s/ Steven J. Leverett
    For and on behalf of                         For and on behalf of
    BARBICAN SECRETARIES                         BARBICAN SECRETARIES
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Secretary                                    Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September 20, 1995

LACRON AG
---------------------------------------
Print Name of Partner

By: Dr. Rudolf Hegetschweiler                By: /s/ Dr. Rudolf Hegetschweiler
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By: Yvonne Birchler                          By: /s/ Y. Birchler
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September 14, 1995

MORGAN STEEL LIMITED
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: PETER KEVIN PERRY                        By: /s/ Peter Kevin Perry
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By: FRANCIS GERRARD QUINN                    By: /s/ Francis Gerrard Quinn
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September 15, 1995

LORNE HOUSE NOMINEES LIMITED
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: R. BUCHANAN                              By: /s/ R. Buchanan
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By: R.J. COLLISTER                           By: /s/ R.J. Collister
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September 30, 1995

BANK ROZWOYU EKSPORTU S.A.
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: JANUSZ MACIEJELSIER                      By: /s/ Janusz Maciejelsier
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By: ZEMON STOMSKI                            By: /s/ Zemon Stomski
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: October 13th, 1995

ELEKTRIM S.A.
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: Andrzej Skowronski, Ph.D.                By: /s/ Andrzej Skowronski, Ph.D.
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By:                                          By:
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September 29, 1995

STALEXPORT S.A.
---------------------------------------
Print Name of Partner (of U.K. Partnership)


           Dyrektor Finansowy
By: /s/ [signature]                          By:
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

            Dyrektor Handlowy

By: /s/ [signature]                          By:
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

Amendment to Limited Partnership Agreement
   of Pioneer Poland UK, L.P.
September 15, 1995
Page 3

      The Amendment shall be deemed to have become effective on the 15th day of September, 1995 upon its execution as a Deed by that number of the Fund's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.


EXECUTED as a Deed.                          Date: September __, 1995

FP GLOBAL EMERGING
---------------------------------------
Print Name of Partner (of U.K. Partnership)

By: /s/ [signature]                          By: /s/ [signature]
    -----------------------------------          -------------------------------
    Print Name of First Authorized               Signature of First Authorized
    Director                                     Director

By:                                          By:
    -----------------------------------          -------------------------------
    Print Name of Second Authorized              Signature of Second Authorized
    Director or Secretary                        Director or Secretary

                   AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                                       OF
                             PIONEER POLAND UK L.P.

      Pursuant to authority duly conferred on the undersigned general partner (the "General Partner") by Section 2.01(m) of the Limited Partnership Agreement of Pioneer Poland UK L.P. (the "U.K. Partnership"), dated as of January 20, 1995 and amended as of July 18, 1995 and September 15, 1995 (the "U.K. Partnership Agreement"), the General Partner hereby amends Schedule A to the U.K. Partnership Agreement by replacing the existing Schedule A to such agreement with the schedule attached hereto, and thereby reflecting the admission of Finnish Fund for Industrial Cooperation Ltd. as a limited partner of the U.K. Partnership.

      This amendment is effective as of October 18, 1995, and, in accordance with Section 2.01(m) of the U.K. Partnership Agreement, is deemed to be a part of the U.K. Partnership Agreement and is incorporated therein.

      IN WITNESS WHEREOF, the General Partner has executed this amendment as a Deed.


Executed as a Deed by:

PIONEER POLAND UK LIMITED

By: /s/ David N. Hartford
    ---------------------------------
    David N. Hartford, Director

and By: /s/ Richard H. Phillips
        -----------------------------
        Richard H. Phillips
        Director and Secretary

                                   SCHEDULE A
                                   ----------

                                  Number of                  Aggregate
Name and Address                  Interests             Subscribed Capital
----------------                  ---------             ------------------
Pioneer Poland UK                    5                      $2,425,000
  Limited
c/o Bear Stearns
  International Limited
One Canada Square
London E14 5AD
England

                                LIMITED PARTNERS
                                ----------------

                                  Number of                  Aggregate
Name and Address                  Interests             Subscribed Capital
----------------                  ---------             ------------------
Commerzbank AG                      20.618                  $9,999,730
Neue Mainzer Strabe 32-36
Zentrale Corporate Finance
Beleiligungsmanagement
60 261 Frankfurt
Germany

Mercury Asset Management             8                      $3,880,000
  Plc.
33 King William Street
London EC4R 9AS
England

Central European Growth              5                      $2,425,000
  Fund Plc.
c/o CS First Boston
One Cabot Square
London E14 4QJ
England

Cooperative Insurance                5                      $2,425,000
  Society Ltd.
Miller Street
Manchester M60 OAL
England

Bank Rozwoyu Eksportu S.A.           2                      $  970,000
Plac Bankowy 2
00-950 Warszawa
Poland

Elektrim S.A.                        2                      $  970,000
ul. Chalubinskiego 8
00-950 Warszawa
Poland

Stalexport S.A.                      2                      $  970,000
ul. Mickiewicza 29
40-085 Katowice
Poland

Finnish Fund for Industrial          2                      $  970,000
Cooperation Ltd.
Ratakatu 27
00120 Helsinki
Finland

Lorne House Nominees Limited         1.4                    $  679,000
Lorne House
Castletown 1M9 1A2
Isle of Man

FP Global Emerging Equities           .6                    $  291,000
  Fund
c/o FP Consult
90, Avenue des Champs Elysees
75008 Paris, France

Morgan Steel Limited                  .5                    $  242,500
Third Floor
10/12 Prospect Hill
Douglas 1M1 1EJ
Isle of Man

Lacron A.G.                           .3                    $  145,500
Genferstrasse 24,
P.O. Box 677
8027 Zurich
Switzerland

                                                 Total
                                                 Limited
                                                 Partner
                Total Limited                    Subscribed
                Partner Interests = 49.418       Capital = $23,967,730
                                    ------                 -----------

                                                 Total
                                                 General
                                                 Partner
                Total General                    Subscribed
                Partner Interests =  5.0         Capital = $ 2,425,000
                                     ---                   -----------

                                                 Total
                                                 Subscribed
                Total Interests   = 54.418       Capital = $26,392,730
                                    ------                 -----------

                             PIONEER POLAND UK, L.P.

                   AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

THE LIMITED PARTNERSHIP AGREEMENT, dated January 20, 1995 (as amended to date, the "Agreement") of Pioneer Poland UK, L.P., a limited partnership registered in England under the Limited Partnerships Act 1907 with the number LP 4781 (the "Partnership"), is hereby amended effective as of the 3rd day of August, 1999. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, on the date hereof, Pioneer Poland UK Limited (the "Old General Partner") is the sole general partner of the Partnership; and

WHEREAS, the Old General Partner desires to transfer its economic interest relating to the Subscribed Units subscribed by it to Pioneer Poland U.S. (Jersey) Limited, a Jersey, Channel Islands corporation (the "Special Limited Partner"), and following such transfer to withdraw from the Partnership; and

WHEREAS, the Special Limited Partner desires to be admitted to the Partnership as a limited partner in respect of the economic interest formerly owned by the Old General Partner, and to assume the obligations of the Old General Partner to contribute capital to the Partnership at the times and on the terms specified in the Agreement, including without limitation, Section 2.01(a) and (k) of the Agreement, but does not desire to be admitted to the Partnership as a general partner or to assume the responsibilities of the General Partner under the Agreement; and

WHEREAS, Pioneer Poland GP Limited Partnership, a limited partnership organized under the laws of the State of Delaware, U. S. A. (the "New General Partner"), desires to be admitted to the Partnership as the general partner, and to assume the obligations and responsibilities of the General Partner under the Agreement (other than the obligations of the Old General Partner in relation to the Subscribed Units subscribed by it or Subscribed Capital in the Partnership, which will be assumed by the Special Limited Partner); and

WHEREAS, on the date hereof, the Partnership and the Manager have modified the terms of the Joint Management Agreement to eliminate the Partnership's obligation to pay certain Incentive Management Fees thereunder, in consideration for, among other things, the agreement of the Partners in the Partnership to grant a partnership interest to the New General Partner which is generally economically equivalent to the Incentive Management Fee; and

WHEREAS, on or before the date hereof, all persons currently owning limited partnership interests in the Partnership and general partnership interests in the Partnership have approved the foregoing matters.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Assignment and Assumption of Interest Currently Held by Old General Partner. The Old General Partner hereby assigns to the Special Limited Partner all of its right, title and interest (including economic interest) relating to its Subscribed Capital (constituted of 5 Units being an Aggregate Subscribed Capital of US$2,425,000 of which US$2,425,000 is Drawndown Capital) in and to the Partnership pertaining thereto (the "Assigned Interest"), in consideration of the Special Limited Partner assuming all of the obligations attributable to the Assigned Interest to contribute capital to the Partnership, in the amounts, on the terms and at the times specified in the Agreement, the assumption of such obligation being hereby acknowledged by the Special Limited Partner. The Special Limited Partner is hereby admitted to the Partnership as a Limited Partner, with the rights and obligations of a Limited Partner, and an economic interest equal to the economic interest represented by the Assigned Interest. The Special Limited Partner agrees to be bound by and subject to the terms of the Agreement as a Limited Partner, including, for the avoidance of doubt, the provisions of
Section 2.01(a).

The Special Limited Partner is not hereby assuming (and shall not be required to perform) any of the obligations of the Old General Partner under the Agreement, other than those specifically described above.

By its execution of this Amendment, the Special Limited Partner hereby agrees to be bound by each and every provision of the Agreement which is applicable to a Limited Partner, including without limitation, the power of attorney set forth in Sections 2.01(f) and 8.03 of the Agreement. The Special Limited Partner hereby agrees that the Assigned Interest (in the Partnership) acquired hereby is subject to restrictions on transfer contained in the Partnership Agreement, and under applicable securities laws relating to unregistered securities, and the Special Limited Partner agrees to abide by such restrictions. The Special Limited Partner hereby represents and warrants that it is acquiring the interest in the Partnership for its own account for investment, and not with a view to the distribution thereof, and will not assign, transfer, pledge or hypothecate its interest in the Partnership except in accordance with the provisions of the Agreement.

      2. Withdrawal of Old General Partner and Admission of New General Partner. Following such assignment, the Old General Partner is hereby withdrawing from the Partnership, and shall have no further right, title or interest therein, and shall have no further obligations or responsibilities under the Agreement, other than rights pursuant to Section 4.06, and simultaneously herewith, the Old General Partner hereby assigns to the New General Partner its interest as a General Partner to the New General Partner, including the interests held by way of security, but exclusive of the Assigned Interest. The New General Partner is hereby admitted to the Partnership as a General Partner, and all of the Partners hereby consent to such admission. The New General Partner shall have all of the rights and obligations of the General Partner under the Agreement other than the obligations rights, title and interest (including economic interest), in relation to the Assigned Interest, and, subject to the foregoing, agrees to be bound by the Agreement and perform the duties of the General Partner thereunder. The New General Partner agrees and acknowledges that the Assigned Interest in the Partnership formerly owned by the Old General Partner has been assigned to the Special Limited Partner as described in Section 1 of this Amendment, and that the economic interest of the New General Partner shall be as specified in
Section 3.01(b)(iii), described below. Subject to the foregoing, all references in the Agreement to the General Partner shall be deemed to refer to the New General Partner.

The New General Partner or the Manager shall prepare, execute (as a deed or otherwise) and file a Form LP6 and such other instruments, and publish such notices and/or announcements as may be necessary, appropriate or convenient to reflect the withdrawal of the Old General Partner from the Partnership, the admission of the New General Partner to the Partnership, the assignment of the Assigned Interest and, if any, any other matters described in this Amendment.

      3. Amendment to Schedule A. The Agreement, including Schedule A thereto, is hereby deemed to be amended to reflect the withdrawal of the Old General Partner from the Partnership, and the admission of the Special Limited Partner and the New General Partner to the Partnership.

      4. Amendment to Sections 2.03 and 2.04. Sections 2.03 and 2.04 of the Agreement are hereby deleted and the following Sections 2.03 through 2.07 are substituted therefor:

      "2.03 Capital Accounts.

            A separate account (a "Capital Account") shall be maintained for each Partner. The following adjustments shall be made to the Capital
            Accounts:

            (a) There shall be credited to each Partner's Capital Account the amount of any cash actually contributed by such Partner (not including the placement fee, if any, paid by such Partner) to the capital of the Partnership, the fair market value of any property contributed by such Partner to the capital of the Partnership and such Partner's share of the Net Profits of the Partnership and of any items in the nature of income or gain separately allocated to the Partners; and there shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner, the fair market value of any property distributed to such Partner by the Partnership and such Partner's share of the Net Losses of the Partnership and of any items in the nature of losses or deductions separately allocated to the Partners.

            (b) If the Partnership at any time distributes any of its assets in kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Sections 2.04, 2.05 and 2.06 below) of the Net Profits or Net Losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

            (c) If elected by the General Partner, upon (i) any increase in a Partner's interest in the Partnership resulting from any non de minimis contribution of cash or property by such Partner to the Partnership or (ii) any reduction in a Partner's interest in the Partnership resulting from any non de minimis distribution to such Partner in redemption of all or a portion of such Partner's interest in the Partnership, the Capital Account balance of each Partner shall be adjusted to reflect the Partner's allocable share (as determined pursuant to Sections 2.04, 2.05 and 2.06 below) of the Net

                  Profits or Net Losses that would be realized by the Partnership if it sold all of its property at its fair market value on the date of the adjustment.

            (d) In the event any Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

      2.04  General Allocations of Net Profits and Net Losses.

            (a) Except as provided in Section 2.05 below (which shall be applied first), Net Profits of the Partnership for any relevant period shall be allocated as follows:

                  (i) First, to any Partners having negative Capital Account balances, in proportion to and to the extent of such negative balances; and

                  (ii) The balance, if any, to the Partners in such proportions and in such amounts as would result in the Capital Account balance of each Partner equalling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital (as defined below) were distributed to the Partners in accordance with the provisions of Section 3.01(b) hereof.

      "Partnership Capital" means an amount equal to the sum of all of the Partners' Capital Account balances determined immediately prior to the allocation to the Partners pursuant to Sections 2.04(a)(ii) or 2.04(b)(i) of any Net Profits or Net Losses, increased by the aggregate amount of Net Profits then to be allocated to the Partners pursuant to Section 2.04(a)(ii) or decreased by the aggregate amount of Net Losses then to be allocated to the Partners pursuant to Section 2.04(b)(i).

            (b) Except as provided in Section 2.05 below (which shall be applied first), Net Losses of the Partnership of any relevant period shall be allocated among the Partners as follows:

                  (i) First, to each Partner with a positive Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Capital Account balances of all Partners having positive Capital Account balances, then the Net Losses shall be allocated to the Partners in such proportions and in such amounts as would result in the Capital Account balance of each Partner equalling, as nearly as possible, such Partner's share of the then Partnership Capital determined as set forth in Section 2.04(a) above; and

                  (ii)  The balance, if any, 100% to the New General Partner.

            (c) If the amount of Net Profits allocable to the Partners pursuant to Section 2.04(a)(ii) or the amount of Net Losses allocable to them pursuant to Section 2.04(b)(i) is insufficient to allow the Capital Account balance of each partner to equal such Partner's share of the Partnership Capital, such Net Profits or Net Losses shall be allocated among the Partners in such a manner as to decrease the differences between the Partners' respective Capital Account balances and their respective shares of the Partnership Capital in proportion to such differences.

            (d)   Allocations of Net Profits and Net Losses provided for in this
                  Section 2.04 shall generally be made as of the end of the fiscal year of the Partnership; provided, however, that allocations of items of Net Profits and Net Losses deemed realized pursuant to Section 2.03 (b) and (c) shall be made at the time deemed realized as described in Section 2.03.

      2.05  Overriding Allocations of Net Profits and Net Losses.

            Notwithstanding the provisions of Section 2.04 above, the following allocations of Net Profits and Net Losses and items thereof shall be made:

            (a) All items of income, gain, loss, deduction or credit shall be allocated to the Partners in the same manner as are Net Profits and Net Losses.

            (b) Each Limited Partner shall be allocated the expense associated with any placement fee (together with any expense reimbursements) or other costs payable by the Partnership in connection with the acquisition of Interest by such Limited Partner.

      2.06  Allocations Upon Transfer or Admission.

            In the event that a Partner acquires an Interest in the Partnership either by transfer from another Partner or by acquisition from the Partnership, all Net Profits and Net Losses of the Partnership arising prior to or in connection with such acquisition or transfer (including adjustments to Capital Accounts pursuant to Section 2.03(c) hereof) shall be allocated among the Partners without giving effect to such acquisition or transfer. All other Net Profits and Net Losses of the Partnership shall be allocated among the Partners after giving effect to such acquisition or transfer.

      2.07  Special Allocations.

            The General Partner may amend the provisions of this Agreement relating to the allocations of the Net Profits, Net Losses and items thereof among the Partners if the Partnership is advised at any time by the Partnership's certified public accountants or legal counsel that in their opinion it is likely that such allocations would not be respected for income or capital gains tax purposes by the relevant taxation authority, but only to the extent necessary to give such provisions a basis on which such allocations would likely be respected in accordance with the advice of such accountants or legal counsel, so that any such amendment will have the least possible effect on such provisions set forth in this Agreement. Such amendment may include retroactive revaluation of the Partnership's assets as of the date of this Agreement if necessary. Any such amendment shall be deemed to be made in compliance with the fiduciary obligation of the General Partner to the Partnership and the Limited Partners, and no such amendment shall give rise to any claim or cause of action by any Limited Partner. A copy of any such amendment shall be provided promptly to the Limited Partners."

      5. Amendment to Section 3.01. Section 3.01 of the Agreement is hereby amended as follows:

      (a) Section 3.0 1(a) is hereby amended by adding thereto the following additional definitions:

            "Net Invested Capital. "Net Invested Capital" means the excess, if any, of (i) the aggregate amount of the Subscribed Capital actually contributed by a Partner to the Partnership over (ii) the aggregate amount distributed to such Partner pursuant to Section 3.01(b)(i) below from time to time.

            Priority Return. "Priority Return" means, at any point in time, for any Partner, that amount which, when considered together with all amounts previously distributed to such Partner pursuant to Section 3.0l(b)(ii), will result in such Partner having received distributions pursuant to such Section equal to an 8% cumulative return, compounded annually, on such Partner's weighted average Net Invested Capital."

      (b) Section 3.01(b) is hereby amended to read in its entirety as follows:

            "(b) From and after January 20, 1996, Distributable Cash shall be distributed to and among the Partners, at such times and in such amounts as shall be determined by the General Partner (but not less frequently than annually) as follows:

                  (i) First, to the Partners in proportion to their respective amounts of Net Invested Capital until the Net Invested Capital of each Partner has been reduced to zero;

                  (ii) Second, to the Partners in proportion to their respective amounts of Priority Return until the Priority Return of each Partner has been reduced to zero; and

                  (iii) The balance, if any, 75% to all Partners other than the
                        General Partner (which amount shall be allocated among such Partners in proportion to their respective number of Interests in the Partnership), and 25% to the General Partner in its capacity as General Partner; provided, however, that if at any time the Joint Management Agreement has been terminated in accordance with the terms thereof, from and after the date of such termination, 100% of all amounts distributed pursuant to this clause (iii) shall be distributed to the Partners other than the General Partner (which amounts shall be allocated among such Partners in proportion to their respective Interests in the Partnership)."

      6. To the extent that any other provision of the Agreement is inconsistent with the matters described herein or the transactions contemplated hereby, the Agreement is hereby amended to the extent reasonably necessary to effectuate such matters and consummate such transactions.

      7. In all other respects, the Agreement is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the undersigned, constituting all of the Partners of the Partnership, have executed this Amendment as of the date set forth above.


WITHDRAWING GENERAL PARTNER:

Signed and delivered as a Deed by              )
PIONEER POLAND UK LIMITED                      )     /s/ Godfrey Whitehead
                                               )     ---------------------------
acting by two directors or one director and    )     Director
its secretary                                  )
                                                     ---------------------------
                                                     Director/Secretary


SPECIAL LIMITED PARTNER ADMITTED
HEREBY:

EXECUTED and unconditionally                   )
delivered as a Deed by                         )
PIONEER POLAND U.S. (JERSEY)                   )
LIMITED by execution under seal                )
in the presence of:                            )     ---------------------------
                                               )     [SEAL]
                                               )
Director: /s/ Peter A.N. Bailey
          ---------------------

Director/Secretary:
                    ----------------------


GENERAL PARTNER ADMITTED HEREBY:

PIONEER POLAND GP LIMITED
      PARTNERSHIP

By    Pioneer Poland U.S. (Jersey) Limited,
      General Partner

      EXECUTED and unconditionally             )
      delivered as a Deed by                   )
      PIONEER POLAND U.S. (JERSEY)             )
      LIMITED by execution under seal          )     ---------------------------
      in the presence of:                      )     [SEAL]
                                               )

      Director: /s/ Peter A.N. Bailey
                --------------------------

      Director/Secretary:
                          ----------------

LIMITED PARTNERS (THOSE PERSONS
NAMED AS LIMITED PARTNERS ON
SCHEDULE A TO THE AGREEMENT):

EXECUTED and unconditionally                   )
delivered as a Deed by                         )
PIONEER POLAND U.S. (JERSEY)                   )
LIMITED by execution under seal                )
as duly authorized attorney of                 )
those persons named in Schedule A              )
of the Agreement in the presence of:           )     ---------------------------
                                               )     [SEAL]

Director: /s/ Peter A.N. Bailey
          ---------------------

Director/Secretary:
                    ----------------------